                     AIRCRAFT MAINTENANCE SERVICES AGREEMENT

                          dated as of October 26, 1999

                                 by and between

                            HAWAIIAN AIRLINES, INC.,
                                   as Customer

                                      and

                          CONTINENTAL AIRLINES, INC.,
                            as Maintenance Provider

                                     INDEX

ARTICLE HEADING

                                                                           Page

ARTICLE 1 -- DEFINITIONS                                                     1
ARTICLE 2 -- TERM OF AGREEMENT                                               6
ARTICLE 4 -- CERTAIN REGULATORY REQUIREMENTS                                14
ARTICLE 5 -- DELIVERY AND REDELIVERY OF AIRCRAFT; INVENTORY                 15
ARTICLE 6 -- DESIGNATED CUSTOMER REPRESENTATIVE                             16
ARTICLE 7 -- MATERIAL SUPPLY                                                18
ARTICLE 8 -- OFFICE SPACE, MONITORING, AUDITS AND INSPECTION                18
ARTICLE 9 -- CHARGES                                                        19
ARTICLE 10 -- PAYMENTS                                                      21
ARTICLE 11 -- COST RECOVERY                                                 25
ARTICLE 12 -- EXCUSABLE DELAY                                               26
ARTICLE 13 -- ASSURANCE OF SUPPLY                                           27
ARTICLE 15 -- WARRANTIES                                                    27
ARTICLE 16 -- PATENT PROTECTION                                             29
ARTICLE 17 -- COMPLIANCE WITH LEGAL REQUIREMENTS                            30
ARTICLE 18 -- MAINTENANCE PROVIDER'S INSURANCE                              30
ARTICLE 19 -- INDEMNIFICATION                                               31
ARTICLE 20 -- CANCELLATION, DEFAULT, AND TERMINATION                        32
ARTICLE 21 -- NOTICES AND REQUESTS                                          33
ARTICLE 22 -- CONFIDENTIALITY                                               35
ARTICLE 23 -- MAINTENANCE PROVIDER AS INDEPENDENT CONTRACTOR                35
ARTICLE 24 -- ASSIGNMENT                                                    35
ARTICLE 25 -- SUBCONTRACTING                                                35
ARTICLE 26 -- SAVINGS CLAUSE                                                36
ARTICLE 27 -- WAIVER CLAUSE                                                 36
ARTICLE 28 -- GOVERNING LAW                                                 36
ARTICLE 29 -- COSTS OF ENFORCEMENT                                          36
ARTICLE 30 -- INTEGRATION CLAUSE                                            37
ARTICLE 31 -- HEADINGS                                                      37
ARTICLE 32 -- COUNTERPARTS                                                  37
ARTICLE 33 -- NON-LIABILITY OF CERTAIN PERSONS                              37
ARTICLE 34 -- CONSEQUENTIAL, INCIDENTAL AND EXEMPLARY DAMAGES.              37

                               INDEX TO EXHIBITS

Exhibit     Exhibit Heading                                               Page
-------     ---------------                                               ----

A           Schedule of Charges for Initial Conversion Services
            and Line Maintenance Services..................................A-1

B           Schedule of Time and Material Charges For Additional Services..B-1

C           Statement of Work..............................................C-1

D           Delivery/Redelivery Receipt....................................D-1

E           Loose Equipment Inventory List.................................E-1

F           Daily Aircraft Status Summary .................................F-1

G           Customer Work Change Authorization ............................G-1

H           Invoicing Cost Categories .....................................H-1

I           Monthly Aircraft Usage Report..................................I-1

                   AIRCRAFT MAINTENANCE SERVICES AGREEMENT

      THIS AIRCRAFT MAINTENANCE SERVICES AGREEMENT is made and entered into to have effect as of this 26th day of October, 1999 (the "Effective Date"), by and between HAWAIIAN AIRLINES, INC., a Hawaii corporation ("Customer") and CONTINENTAL AIRLINES, INC., a Delaware corporation ("Continental" or "Maintenance Provider").

                                   RECITALS:

1. On the date hereof, Customer is entering into aircraft sublease agreements for two DC-10-30 aircraft with Continental Micronesia, Inc., an indirect, wholly-owned subsidiary of Continental.

2. Customer desires that Maintenance Provider perform certain Services (as hereinafter defined) on the Aircraft (as hereinafter defined).

3. Maintenance Provider is willing and able to perform the Services pursuant to the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

ARTICLE 1 -- DEFINITIONS

      Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time. The word "including" means "including without limitation".

"Additional Services" shall have the meaning ascribed to such term in Article 3.A.4.

"Agreement", "herein", "hereof", "hereunder", and like terms shall refer to this Aircraft Maintenance Services Agreement, as the same may be amended or supplemented from time to time.

"Aircraft" shall mean the two McDonnell Douglas DC10-30 aircraft bearing U.S. Registration Nos. N12061 and N68060, respectively, and manufacturer's serial numbers 47851 and 47850, respectively, in each case including the airframe, all attached engines and instruments, and all other equipment, apparatus, assemblies, Parts, and accessories attached thereto, incorporated therein, or installed thereon from time to time.

"Current Heavy Maintenance Facilities" shall mean FLS Aerospace Limited, Mobile Aerospace Engineering, Inc., Israeli Aircraft Industries and Alitalia.

"Customer" shall mean the legal entity identified as "Customer" in the introductory paragraph of this Agreement.

"Customer-Furnished Material" shall mean all Parts and Materials provided by Customer as required for the provision of any Services.

"Customer-Requested Services" shall have the meaning ascribed to such term in
Article 3.A.4.C.

"Customer Parties" shall mean and include Customer and its successors and assigns and their respective affiliates, officers, directors, agents and employees.

"Customer Work Change Authorization" shall mean a document, in substantially the form of Exhibit G and executed on behalf of both Maintenance Provider and Customer, used to document any changes in respect of a Statement of Work, including, without limitation, any addition to or deletion permitted under this Agreement from the scope of Services initially described on such Statement of Work and any change to the Scheduled Redelivery Date specified therein.

"Cycle" shall mean, with respect to any Aircraft, one (1) take-off of such Aircraft and the next subsequent landing of such Aircraft.

"Default" shall have the meaning set forth in Article 20, Paragraph B of this Agreement.

"Delivery" shall mean the act by which Customer delivers or causes to be delivered an Aircraft to Maintenance Provider for the provision of Services.

"Delivery/Redelivery Receipt" shall have the meaning ascribed to such term in
Article 5.A.

"Designated Customer Representative" shall mean, with respect to any Aircraft,
(1) the on-site representative of Customer, designated in writing by Customer to Maintenance Provider, pursuant to paragraph (B) of Article 6, designated as such or (2) in the absence of any such designation by Customer, Customer's Vice-President or Assistant Vice President of Technical Services.

"Discrepancy" shall mean any condition of any Aircraft, Engine, Part, or other component or system of any of the foregoing, that is outside of permissible limits under the applicable Maintenance Manual whether or not this condition could eventually result in failure, confirmed as such by Maintenance Provider.

"Effective Date" shall have the meaning specified in the first paragraph of this Agreement.

"Engine" shall mean (1) any aircraft engine installed on or attached to any Aircraft at the time of Delivery to the Maintenance Provider for the performance of Services under this Agreement, and (2) any replacement or spare General Electric model CF6-50C2 engine owned or otherwise operated by Customer from time to time in conjunction with the Aircraft, whether or not such engine is installed on an Aircraft at the time Services are requested in respect of such engine under this Agreement.

"Environmental Laws" shall mean any and all applicable federal, state, or local laws, statutes, ordinances, codes, rules, decrees, regulations, guides, or orders relating to health, safety, or the environment as now or at any time hereafter in effect during the Term.

"Expendable Part" means any Part that, in the ordinary course of correcting a Discrepancy, is replaced rather than Overhauled, Repaired, or calibrated.

"Expiration Date" shall mean January 2, 2002.

"FAA" shall mean the Federal Aviation Administration of the United States Department of Transportation, or any agency succeeding to the power and authority thereof.

"FARs" shall mean any and all regulations promulgated by the FAA or any predecessor agency, as well as those promulgated by any other Federal agency that are applicable to the provision of the Services, including, without limitation, those set out in Title 14 of the Code of Federal Regulations, as from time to time in effect.

"Flight Hour" shall mean, with respect to any Aircraft, the amount of time (expressed in hours and rounded to the nearest one-hundredth (1/100th of an hour) between the time the wheels of the Aircraft leave the ground on take-off to the time the wheels touch down on the ground at landing.

"Hazardous Materials" shall mean and include any petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable for fuel, or any mixture thereof, flammable explosives, asbestos, polychlorinated biphenyls, radioactive materials, or other substance now or in the future defined or listed in, or otherwise classified pursuant to, or regulated by, any Environmental Law as a hazardous substance, hazardous material, hazardous waste, infectious waste, toxic substance, pollutant, or contaminant, or any other term used to define, list, classify, or regulate substances by reason of properties such as their threshold limit concentrations, ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or "EP toxicity."

"Heavy Maintenance Checks" shall have the meaning ascribed to such term in
Article 3.A.3.

"Heavy Maintenance Check Location" shall mean the heavy maintenance base from time to time selected in accordance with this Agreement for the performance of Heavy Maintenance Checks.

"Initial Conversion Services" shall have the meaning ascribed to such term in
Article 3.A.1.

"Inventory" shall mean all loose equipment, manuals, certificates, and other items on board an Aircraft at the time of Delivery, as evidenced by their inclusion on the relevant Loose Equipment Inventory List.

"Line Maintenance" shall have the meaning ascribed to such term in Article
3.A.2.

"Line Maintenance Location" shall mean (1) Los Angeles International Airport and (2) Honolulu International Airport in Honolulu, Hawaii.

"Loose Equipment Inventory List" shall mean each completed form, in substantially the form of Exhibit E, required to be delivered pursuant to
Article 5.

"Maintenance" shall mean that work required to maintain an Aircraft in, or return it to, serviceable and airworthy condition, whether through inspection, Overhaul, Repair, calibration, or replacement.

"Maintenance Provider" shall mean Continental Airlines, Inc.

"Maintenance Manual" shall mean any maintenance manual or portion of a maintenance manual prepared, distributed or approved by Continental in respect of any Aircraft, Engine or Part.

"Maintenance Program" shall mean Maintenance Provider's FAA-approved Continuous Airworthiness Maintenance Program for aircraft operated by the Maintenance Provider that are of the same manufacturer, make and model as the Aircraft, including Maintenance Provider's FAA-approved Reliability Program (per Continental Continuous Maintenance Performance Audit Report #020R001, Revision No. 58), Maintenance Provider's procedures for the reliability program (per Continental General Maintenance Manual), and Maintenance Provider's Operations Specifications (per Continental Operations Specifications Part D, including DC10 Task Oriented Maintenance Specification Engineering Report No. 0520R00134, and CF6-50 Engine Repair Specification Report No. ER7200R00033).

"Manufacturer" shall mean (1) The Boeing Company, as successor in interest to McDonnell Douglas Aircraft Corporation, with respect to each Aircraft, (2) GE Aircraft Engines with respect to the Engines, and (3) with respect to any Part, the original equipment manufacturer of such Part.

"Materials" shall mean raw stock (as opposed to pre-manufactured Parts) and other supplies used or consumed in the performance of Services.

"Modification" shall mean the work required to modify the Aircraft in a specified manner.

"Monthly Aircraft Usage Report" shall mean a Monthly Aircraft Usage Report substantially in the form of Exhibit I attached hereto, duly completed and submitted by Customer to Maintenance Provider pursuant to Article 10(A).

"Monthly Credit" shall mean the sum of Thirty Five Thousand U.S. Dollars ($________) per month during the Term, which shall be deducted from Customer's obligation to pay the Monthly Payment on each Monthly Payment Date in accordance with Article 10(A) below.

"Monthly Payment" shall have the meaning specified in Article 9(B) of this Agreement.

"Monthly Payment Date" shall mean the fifth (5th) calendar day of each calendar month, commencing with the calendar month immediately following the month in which the Effective Date occurs, and ending with the calendar month immediately following the month in which the Expiration Date occurs or in which the Term of this Agreement otherwise terminates in accordance with the provisions hereof, except that if such fifth (5th) calendar day in any month is not a day on which banks are open in New York City, New York and Honolulu, Hawaii, then the Monthly Payment Date for such month shall be on the next calendar day when such banks are open.

"Non-Routine Items" shall mean all Discrepancies detected through or in the course of performance of routine items that, in accordance with the Maintenance Program require inspection, Repair or Overhaul before the affected Aircraft or Part can be returned to service.

"Off-line Maintenance" shall have the meaning ascribed to such term in Article 3.A.4.a.

"Overhaul" shall mean to disassemble, clean, inspect, repair and re-assemble, in each case as required, any Rotable Part to return such Rotable Part to a condition of compliance with such limits of tolerance as are established by the Maintenance Program.

"Parts" shall mean any one or more Rotable Parts or Expendable Parts that is used or installed on any Aircraft or Engine.

"Redelivery" shall mean the act by which Maintenance Provider returns, or causes to be returned, the Aircraft to Customer after completion (or cancellation) of the Services requested to be performed thereon pursuant to the applicable Statement of Work and any applicable Customer Work Change Authorizations.

"Repair" shall mean the work required to return a Rotable Part to a serviceable (and, where applicable, airworthy) condition in accordance with the Maintenance Program.

"Rotable Parts" shall mean Parts that are renewable and inventory- or time-controlled on a unit basis, usually (but not necessarily) by serial number, and have a definite potential for reuse through inspection, Overhaul, Repair, or calibration in connection with the Maintenance Program.

"Schedule of Charges" shall mean Exhibit B, as the same may be amended or supplemented from time to time.

"Scheduled Redelivery Date" shall have the meaning ascribed to such term in
Article 5.A.

"Services" shall mean all services (including Off-Line Maintenance) to be provided by Maintenance Provider for Customer pursuant to this Agreement, as described on any Statement of Work or Customer Work Change Authorization, whether consisting of the performance of Initial Conversion Services, Line Maintenance Services, Heavy Maintenance Checks, Additional Services or AOG Services, and whether such services constitute routine items or Non-Routine Items.

"Statement of Work" shall have the meaning ascribed to such term in Article 3.B.

"Sublease" shall mean each Aircraft Sublease Agreement dated the date hereof in respect of an Aircraft between Continental Micronesia, Inc., as sublessor and Customer as sublessee.

"Sublease Delivery" with respect to each Aircraft shall mean the delivery of such Aircraft to Customer under the applicable Sublease.

"Term" shall have the meaning specified in Article 2.

"U.S. Dollars" and "U.S. $" shall mean legal currency of the United States of America.

"Weekly Aircraft Status Summary" shall mean a weekly report with respect to the status of Heavy Maintenance Checks requested to be performed on a particular Aircraft, in substantially the form of Exhibit F or of such replacement form as Customer and Maintenance Provider may agree from time to time for the purpose of monitoring the status of Heavy Maintenance Checks being performed.

"Work Cards" shall mean the work cards submitted by Customer to Maintenance Provider in connection with any Statement of Work or Customer Work Change Authorization to assist in describing the nature of the Services to be performed pursuant thereto.

ARTICLE 2 -- TERM OF AGREEMENT

      Except as may be otherwise provided herein, the term of this Agreement shall commence as of the Effective Date and shall continue in full force and effect until the Expiration Date, subject to earlier termination pursuant to the terms hereof (the "Term").

ARTICLE 3 - SERVICES COVERED

      A. General. On the terms and subject to the conditions set forth in this Agreement, Maintenance Provider shall provide to Customer, and Customer shall purchase from Maintenance Provider, the following services during the Term of this Agreement:

     1. Initial Conversion Services. Maintenance Provider agrees to provide the following initial services ("Initial Conversion Services") to
          Customer:

          a. install five (5) Sceptre computer terminals (four on premises used by the Customer at Honolulu airport and the fifth terminal on premises used by the Customer at Los Angeles International Airport) and provide access to Continental's Sceptre computer terminals until such five (5) terminals are installed,

          b. provide training at a mutually acceptable location to a reasonable number of employees of the Customer designated by the Customer with respect to the Maintenance Program and operation of the Sceptre computer system,

          c. prepare, with the assistance of Customer, a standard practice manual, which shall be subject to Customer's approval (not to be unreasonably withheld, conditioned or delayed) for reference in the performance of the Services hereunder and which shall include definitions of organizational responsibilities and interfaces, together with any amendments made thereto from time to time agreed upon by the parties hereto,

          d. reconfigure each of the Aircraft to a Continental standard 28 first class and 254 coach interior seating configuration, and

          e. install the Customer's logo to the exterior of each Aircraft (either by painting or by installation of decals provided by the Customer to Maintenance Provider, as the Customer may elect so long as such decals or stencils are provided by October 25, 1999 for Aircraft N68060 and March 1, 2000 for Aircraft N12061), with the specifications to be provided by Customer to Maintenance Provider.

               Maintenance Provider shall complete the Initial Conversion
            Services (1) described in clause "b" above not later than the date on which the first Aircraft is delivered to Customer under the applicable Sublease, (2) described in clauses "a" and "c" above as soon as reasonably practicable after the delivery of the first Aircraft to Customer under the relevant Sublease and (3) described in clauses "d" and "e" above with respect to each Aircraft not later than the date on which such Aircraft is delivered to Customer under the applicable Sublease.

               The Maintenance Provider may commence the provision of Initial
            Conversion Services at any time after the execution and delivery of this Agreement.

               Maintenance Provider also agrees to provide as Additional
            Services (as defined in Article 3.A.4 below) such other Services prior to the Sublease Delivery of an Aircraft as the Customer may reasonably request hereunder, subject to the conditions applicable to the provision of Customer-Requested Services hereunder, and such Services provided prior to the Sublease Delivery of an Aircraft shall be treated as Customer-Requested Services.

     2. Line Maintenance. Maintenance Provider will provide the following line maintenance services to Customer with respect to each Aircraft and each Engine ("Line Maintenance"):

          a. line maintenance work required to maintain an Aircraft in, or return it to, serviceable and airworthy condition, whether through inspection, Overhaul, Repair, calibration or replacement of Parts and Modification -- all in accordance with the Maintenance Program,

          b. spares provisioning as and when required under the Maintenance Program, including the provision of spare engines and auxiliary power units ("APUs"), at an inventory level no less than that maintained by Maintenance Provider in respect of like model and vintage aircraft in its fleet as reasonably adjusted to account for such factors as the total number of aircraft being supported by such spares inventory, the location of such spares inventory and the utilization and stage lengths of the aircraft being supported by such spares inventory,

          c.   Phase "A" checks,

          d.   other customary line maintenance services,

          e. all engineering, maintenance, inspection and testing work required in connection with the completion of "service checks", "Phase `A' checks", "transit checks", "time control inspection" and "MEL recovery" (as such terms are used in the Maintenance Program), and

          f. washing services at Honolulu or Los Angeles through a third party vendor mutually agreed upon by Maintenance Provider and Customer.

          but excluding the following: (u) cleaning the interior of the Aircraft, (v) ground handling of the Aircraft, including fueling the Aircraft, pushing the Aircraft back from the gate, moving the Aircraft from gate to gate and similar tasks customarily performed as part of ground handling, (w) "meet and greet" maintenance performed on an Aircraft upon arrival and departure at Honolulu, Kailua-Kona and Maui and, if Customer elects, Los Angeles International Airport, (x) providing any passenger convenience and safety items, including pillows, blankets, magazines, soap, paper towels, audio headphones, galley equipment, video cassettes, emergency briefing cards, life vests, cockpit and cabin logbooks, galley equipment, etc., (y) Heavy Maintenance Checks (as defined in Article 3.A.3), and (z) all Additional Services (as defined in Article 3.A.4).

             The Maintenance Provider shall commence the provision of Line Maintenance with respect to each Aircraft at the time of the Sublease Delivery of such Aircraft.

     3. Heavy Maintenance Checks. Maintenance Provider agrees to perform or cause to be performed on the Aircraft the "C" check, the mid-"D" check, the "D" check (including all phases and multiples thereof) as defined in the Maintenance Program, including all work required to correct all Discrepancies identified in the course of such check, whether such work consists of routine items or Non-Routine Items (collectively, "Heavy Maintenance Checks"). Each Heavy Maintenance Check will be performed on each Aircraft at or prior to the intervals prescribed for such Heavy Maintenance Check under the Maintenance Program. Maintenance Provider shall use reasonable efforts to schedule the next Heavy Maintenance Check for Aircraft N68060 to coincide with the delivery of Aircraft N12061 to Customer under the relevant Sublease and sufficiently in advance of June 1, 2000 so as to result in Aircraft N68060 being returned from such Heavy Maintenance Check and available to Customer for service not later than June 1, 2000, provided that such date is subject to adjustment pursuant to Article 5.D. In any case, Maintenance Provider shall ensure that the next Heavy Maintenance Check for Aircraft N68060 does not occur until the delivery of Aircraft N12061 under the applicable Sublease. Maintenance Provider will develop the work scope for each Heavy Maintenance Check, including estimates of man-hours required for such Heavy Maintenance Check, approximately 30 to 45 days prior to induction of the Aircraft into the applicable Heavy Maintenance Check Location and shall present such work scope to Customer for review. Maintenance Provider shall give due consideration to any request by Customer to exclude any task proposed to be included in a workscope (a) if such task is not normally performed under the Maintenance Program during the scheduled Heavy Maintenance Check or (b) if such task is one that would not otherwise be due until the next Heavy Maintenance Check or within thirty (30) days after the end of the term of the relevant Sublease, if earlier.

     4. Additional Services. Maintenance Provider agrees to provide the following additional services to Customer ("Additional Services"), subject to the limitations and conditions set forth in this Agreement:

          a. all inspection, work, maintenance, Repair or Overhaul of any Aircraft, Engine or Part required to maintain the airworthiness or serviceability of an Aircraft as determined by the Maintenance Program and required in a circumstance that makes it impractical (due to scheduling, routing, unplanned failure or other reasons) for the Services to be performed at a Heavy Maintenance Check Location or a Line Maintenance Location, including maintenance services for charter flights to locations other than a Line Maintenance Location ("Off-Line Maintenance"). Customer shall use reasonable efforts to fly a mechanic on board the Aircraft during operations to locations other than Line Maintenance Locations,

          b. all inspection, work, maintenance, Repair or Overhaul of any Aircraft, Engine or Part required under the Maintenance Program as a result of ground damage, foreign object damage (whether to the airframe of such Aircraft, any Engine or both), installation of Customer-Furnished Material that is a damaged Part or the wrong Part, misuse or abuse of such equipment or operation of such equipment in violation or outside the parameters of the Maintenance Manual, the flight manual for such Aircraft (or its equivalent), applicable FARs or the applicable manufacturer's guidelines or negligent performance of line maintenance by a maintenance provider other than Continental, its employees, agents or subcontractors and replacement of any Part lost or stolen while the Aircraft or such Part is in Customer's custody ("Extraordinary Maintenance"), and

          c. all other maintenance services not included in the definitions of Extraordinary Maintenance, Off-Line Maintenance, Heavy Maintenance Checks, Line Maintenance or Initial Conversion Services that Customer desires to have performed with respect to any Aircraft, Engine or Part and that are accepted by the Maintenance Provider ("Customer-Requested Services"). Maintenance Provider shall provide Customer-Requested Services so long as (1) Maintenance Provider receives notice of such Customer-Requested Service reasonably in advance of when such Services are to be performed, (2) the labor or materials required to perform such Services are available (either from Maintenance Provider's own staff and inventory or from third party vendors) without imposing an unreasonable burden on Maintenance Provider, (3) the Customer-Requested Service would not violate the applicable Sublease or (4) would not unreasonably delay Redelivery of the Aircraft.

          5. AOG Services. Maintenance Provider agrees to provide all support reasonably required and available to return to service as promptly as practicable an Aircraft that is grounded at any location where repair or recovery is feasible (an "AOG Aircraft"). If a parts shortage at a Line Maintenance Location results in an AOG Aircraft, Maintenance Provider agrees to exert all commercially reasonable efforts to obtain, through whatever means available, the parts required to return the Aircraft to service. If Off-Line Maintenance Services would be required with respect to an AOG Aircraft, Maintenance Provider agrees to dispatch (or cause to be dispatched) a field service team to the relevant location as promptly as feasible. If under the circumstances Customer and Maintenance Provider jointly conclude that an AOG Aircraft could be rectified more promptly and/or efficiently through the retention of a third party vendor, Maintenance Provider shall use the services of the appropriate third party vendor to perform the relevant Off-Line Maintenance Services.

     B. Statements of Work. In each instance, any Extraordinary Maintenance or Customer-Requested Services shall be initiated by Customer and Maintenance Provider entering into a document in substantially the form of Exhibit C delivered to Maintenance Provider by or on behalf of Customer defining and describing the Services to be performed on one or more Aircraft or Engines and which has been accepted by Maintenance Provider (a "Statement of Work") covering such Services. Each Statement of Work shall specify, with respect to each item or type of Service described therein, within which type of Additional Service such Service falls (i.e., Extraordinary Maintenance or Customer-Requested Services).

     No Statement of Work shall be required for the provision of Initial Conversion Services, Line Maintenance, Heavy Maintenance Checks or Off-Line Maintenance, but Customer may provide, at its election, a Statement of Work for Initial Conversion Services.

     Any Statement of Work required hereunder shall be issued in a timely manner to enable the relevant Services to be performed when required.

     C. Aircraft Routing Information; Scheduling and Coordination. Customer agrees to provide Continental employees with:

     o the anticipated routing and flight schedules for each of the Aircraft on a regular basis, not less frequently than once per week, provided two weeks in advance;

     o any changes to such routing and flight schedules promptly after they become available to Customer and

     o notice of any proposed ad hoc charter flights (i.e., non-recurring charter flights) of the Aircraft promptly after Customer knows of such charters.

Customer and Continental will use the routing and flight schedules to coordinate the provision of Services under this Agreement and the locations at which Services will be provided with the routing and scheduling of each Aircraft. Customer acknowledges that each Aircraft will need to be scheduled for a maintenance "hold" for certain Line Maintenance at Honolulu once per week on Monday through Thursday for a minimum of 12 hours and approximately once per month for 24 hours (in addition to longer removals of the Aircraft from passenger service for more extensive periodic checks). Furthermore, each Aircraft shall overnight in Los Angeles or Honolulu for a minimum of five (5) nights per week for 12 hours per night. In addition, Customer agrees to provide additional scheduled maintenance holds, subject to the fourth sentence of
Article 3.E, when reasonably requested by Maintenance Provider.

      D.  Location of Services.

      1. Initial Conversion Services. The Initial Conversion Services shall be performed at a location selected by Continental.

     2. Line Maintenance Services. All Line Maintenance shall be performed at a Line Maintenance Location; provided, however, that Maintenance Provider agrees that it shall provide transit checks to Customer at its facilities in San Francisco, and, if Maintenance Provider has available sufficient manpower and materials to provide other Line Maintenance Services at such location at the relevant time without disrupting its normal operations, shall also provide such additional Line Maintenance Services and that such checks shall occur no more than once per week on an unscheduled basis and as a result of an irregular operation. Any costs due to the shipment of any Parts or materials required to support any such transit check or other Line Maintenance in San Francisco shall be at the expense of the Customer and shall be in addition to the Monthly Payment.

     3. Heavy Maintenance Check. Maintenance Provider anticipates contracting with one of its four Current Heavy Maintenance Facilities to provide the Heavy Maintenance Checks for the Aircraft. Maintenance Provider agrees that it shall ensure that all of the pricing, warranty and other material terms and conditions applicable to Services performed at one of the Current Heavy Maintenance Facilities on the Aircraft are at least as favorable to Customer as the terms and conditions applicable to similar services performed at such facilities on Continental's aircraft. Customer acknowledges that three of the four Current Heavy Maintenance Facilities are located outside the continental United States. In the event that Maintenance Provider determines that Heavy Maintenance Check should be performed by a third party vendor other than one of the Current Heavy Maintenance Facilities, reasonably in advance of the relevant Heavy Maintenance Check, Maintenance Provider shall advise Customer of the decision to use a different vendor and Maintenance Provider and Customer shall mutually agree upon the vendor to be used. Customer shall be entitled to receive reasonable assurances from Maintenance Provider that the third party vendor so selected to perform the Heavy Maintenance Check shall perform the relevant Services on terms and conditions that are fair and reasonable and no less favorable to Customer than the terms and conditions generally applicable to similar services performed for Continental on like model and vintage aircraft by the selected vendor, if Continental regularly uses such vendor for such services, or at the other vendors from whom Continental regularly obtains such services.

     4. Off-Line Maintenance Services. Upon reasonable notice, Off-Line Maintenance Services shall be performed at such location as Customer may reasonably request subject to Continental's approval (not to be unreasonably withheld, conditioned or delayed), provided that the location proposed by Customer is capable of supporting DC-10-30 operations. If Customer makes such a request, Maintenance Provider and Customer shall cooperate with one another to establish an appropriate plan for providing the Services at the requested location. Customer acknowledges that Maintenance Provider will be entitled to compensation on a time and material basis for establishing Services at any such location.

     5. Extraordinary Maintenance. Extraordinary Maintenance shall be performed at a Line Maintenance Location, a Heavy Maintenance Check Location, at any other location as the parties may agree, and, in the case of an AOG Aircraft, at such location as may be required in accordance with Article 3.A.5 hereof.

     6. Customer Requested Services. Customer Requested Services shall be performed at either a Heavy Maintenance Check Location (if the Aircraft at such Heavy Maintenance Check Location) or a Line Maintenance Location as specified in the applicable Statement of Work.

     E. Performance Standards. Maintenance Provider agrees that in providing Services hereunder (including without limitation arranging, monitoring, and auditing Services provided through third party vendors hereunder), Maintenance Provider shall use at least the same degree of care and consideration as it applies to performing similar services for similar aircraft in its fleet. Maintenance Provider agrees that it shall not discriminate, and shall use its reasonable best efforts not to permit any of its subcontractors to discriminate against the Aircraft in favor of similar aircraft in Maintenance Provider's fleet. Upon reasonable request by Customer in relation to any particular circumstances, Continental shall provide Customer with reasonably satisfactory assurances or, to the extent possible, substantiation that it has not discriminated against the Aircraft (as compared to other equipment of the same type owned or operated by Continental) with respect to the Services provided under the Agreement; provided, however, that the foregoing agreement shall not be construed as obligating Maintenance Provider (or its subcontractors) to give Customer's Aircraft priority over Continental's servicing of its own aircraft, it being the intention of the parties that Maintenance Provider afford to Customer's Aircraft the same priority in the performance of Services as Maintenance Provider affords to Continental's own operations. In this regard, Maintenance Provider agrees to use its commercially reasonable efforts to perform all Line Maintenance Services on a schedule that will coincide with the flight scheduling information furnished by Customer pursuant Article 3.C, and shall minimize, to the extent feasible, the risk of disruption to Customer's scheduled service. Without limiting the generality of the foregoing, Maintenance Provider agrees to include the Aircraft in Continental's reliability program as if such Aircraft were operated in Continental's fleet. Maintenance Provider shall endeavor to attain a dispatch reliability for the Aircraft from the line stations it manages measured for each calendar quarter that equals or exceeds the average dispatch reliability for the other DC-10-30 aircraft included in Continental's reliability program, after adjusting the applicable statistics to account for differences in flight operations. At the end of each calendar quarter, beginning with the quarter ending in March 2000, Maintenance Provider shall issue a reliability report comparing the performance of the Aircraft to the other DC-10-30 aircraft included in Continental's reliability program. Promptly following the issuance of such report, Maintenance Provider and Customer shall meet to assess performance and identify any actions required of Customer and/or Maintenance Provider to improve reliability. If the reliability performance of the Aircraft during any such quarterly period falls in the lowest (i.e., the fourth) quartile for Continental's DC-10-30 fleet, Maintenance Provider agrees to promptly devote the resources appropriate to increasing such reliability to at least equal the dispatch reliability for the third quartile of Continental's DC-10-30 fleet in the following quarter.

      F. Reports. Maintenance Provider shall deliver to the Designated Customer Representative and to Customer each week, for monitoring and verification purposes, a Weekly Aircraft Status Summary relating to each Aircraft in a Heavy Maintenance Check, setting forth with respect to the Services requested to be performed on such Aircraft such information as may be called for by such form as then may be in effect.

      G. Adoption of Maintenance Program. During the Term of this Agreement, each of the Aircraft shall be on the Customer's operations specifications except for when an Aircraft is in a Heavy Maintenance Check, at which time if required, the Aircraft shall be placed on Continental's operations specifications during such Heavy Maintenance Check. Not later than the date on which the first Aircraft is delivered to Customer under a Sublease, Customer shall adopt Continental's Maintenance Program for the Aircraft. If Continental makes any change to the Maintenance Program, Continental shall communicate the change to Customer, which shall accept such change. Following the adoption of the Maintenance Program, such program as adopted by Customer with respect to the Aircraft shall at all times remain under the exclusive control of Customer, and the provision by Continental of the Services to be provided under this Agreement shall not be interpreted to remove exclusive control of the Maintenance Program as adopted by Customer with respect to the Aircraft from Customer. Customer shall ensure that all maintenance and repair that it performs on the Aircraft shall be accomplished in accordance with the Maintenance Program. Customer agrees that the Services requested in any Statement of Work shall not be in violation of any FAR or in violation of any applicable provision of the relevant Sublease.

ARTICLE 4 -- CERTAIN REGULATORY REQUIREMENTS

      In performing the Services, Maintenance Provider shall comply in all material respects with the Maintenance Program relating to the Aircraft. Without limiting in any manner the generality of the foregoing (and without limiting in any manner the obligations of Maintenance Provider under Article 17), Maintenance Provider shall:

      A. provide maintenance for the Aircraft in accordance with the provisions of FAR 121.379 by providing trained and qualified maintenance personnel authorized to execute an Airworthiness Release (returned to service) as outlined in FAR 121.709;

      B. promptly report to the Designated Customer Representative any discrepancies between FAA requirements and Maintenance Provider's operations that are reported to Maintenance Provider by the FAA and that affect the Aircraft or the provision of Services hereunder;

      C. provide the Designated Customer Representative with access to records of all Services performed that are required to be maintained in accordance with the FARs;

      D. prepare and execute such forms and other releases, make such log entries, and obtain such other FAA approvals, as may be required for the return of an Aircraft to service following the provision of Services requested pursuant to a particular Statement of Work and any related Customer Work Change Authorizations, in any such case, covering all major Repairs, Modifications and other alterations to such Aircraft accomplished during the performance of such Services;

      E. Provide Customer and Engineering Documentation that provide repairs, alterations, and modifications to the Aircraft with the supporting justification including FAA approval, when required;

      F. maintain such data and records as may be necessary to assist Customer and the Designated Customer Representative in the preparation of alteration and repair reports required by FAR 121.707, and make such data and records available to Customer and the Designated Customer Representative for inspection and copying at all times during normal business hours. All such data and records shall contain such information, as may be reasonably requested and required by Customer upon reasonable notice.


ARTICLE 5 -- DELIVERY AND REDELIVERY OF AIRCRAFT; INVENTORY

     A. Delivery of Aircraft for Services; Scheduled Redelivery Date. Prior to the time when a particular Service is to be provided under this Agreement (other than Initial Conversion Services), Customer shall deliver the Aircraft to the applicable location at its sole risk and expense (including fuel, navigation charges, landing fees and similar charges). Upon delivery of an Aircraft by Customer to the Heavy Check Location, the parties shall execute an appropriately completed receipt substantially in the form of Exhibit D (the "Delivery/Redelivery Receipt") to evidence the delivery of such Aircraft. No Delivery/Redelivery Receipt shall be required for delivery of an Aircraft to Maintenance Provider for Line Maintenance, Off-Line Maintenance, Additional Services or AOG Services.

     At the time an Aircraft is delivered for a Heavy Maintenance Check, the parties shall agree upon a date (the "Scheduled Redelivery Date") on which such Aircraft is expected to be redelivered to Customer upon completion of the relevant Services, which date is subject to subsequent adjustment as provided in
Article 5.D below.

     B. De-Catering the Aircraft; Loose Equipment Inventory. Prior to delivery of an Aircraft for a Heavy Maintenance Check, phase "A" checks and such other times as Maintenance Provider may reasonably request, Customer shall de-cater the Aircraft by removing all pillows, blankets, headsets, galley carts, trays, beverages and food and empty the lavatories and the potable water on the Aircraft. At delivery of the Aircraft for a Heavy Maintenance Check, Maintenance Provider and the Designated Customer Representative shall conduct an inventory of all Inventory on board the Aircraft and prepare and sign a Loose Equipment Inventory List listing all such Inventory on board the Aircraft at delivery. Upon completion of the Services and at the time Maintenance Provider redelivers the Aircraft to Customer, Maintenance Provider and the Designated Customer Representative shall inspect the Aircraft to determine whether all such Inventory is on board the Aircraft at redelivery. Maintenance Provider shall be responsible to Customer for replacing any missing items of such Inventory at the time the Aircraft is redelivered to Customer.

     C. Redelivery of Aircraft. Upon (1) completion of the Services to be performed on an Aircraft or (2) if earlier, cancellation of the relevant Services pursuant to Article 20, Maintenance Facility shall (subject to Article
10) redeliver the Aircraft to Customer, and (subject to its rights of inspection and testing) Customer shall accept redelivery of the Aircraft at the location where such Services were performed, at such other location as the parties may mutually agree, or as specified in the applicable Statement of Work or any related Customer Work Change Authorization, in each case at Customer's expense. Upon redelivery of the Aircraft to Customer following completion of a Heavy Maintenance Check, the parties shall sign an appropriately completed Delivery/Redelivery Receipt. No Delivery/Redelivery Receipt shall be required for redelivery of an Aircraft to Customer following the performance of Services other than a Heavy Maintenance Check.

     D. Adjustments to Scheduled Redelivery Date. The Scheduled Redelivery Date shall be adjusted in the following circumstances: (1) if there is any delay in the delivery of any Aircraft to Maintenance Provider or in the issuance of any Statement of Work required hereunder, (2) in the case of Heavy Maintenance Checks, if the outside vendor performing such Heavy Maintenance Check acting in accordance with procedures contained in the underlying agreement between Continental and such vendor, at the conclusion of the condition determination phase, an estimated date on which such Heavy Maintenance Check shall be completed that differs from the originally Scheduled Redelivery Date, (3) if there is any revision of the originally Scheduled Redelivery Date in or as a result of a Customer Work Change Authorization or Customer Requested Services and (4) if there is an excusable delay covered by Article 12. In such case, the Scheduled Redelivery Date shall be adjusted to take into account such delayed delivery, revision of the originally Scheduled Redelivery Date, revised estimated redelivery date or excusable delay, as the case may be. Maintenance Provider agrees to inform Customer of the procedures referred to in item (2) of the preceding sentence at or prior to the time when an Aircraft is delivered to the applicable vendor for a Heavy Maintenance Check. The Designated Customer Representative shall be permitted to participate with Maintenance Provider in the condition assessment phase of a Heavy Maintenance Check referred to in such item (2).

ARTICLE 6 - DESIGNATED CUSTOMER REPRESENTATIVE

     Customer may designate a representative to Maintenance Provider to act on behalf of the Customer with respect to the performance of the Services requested with respect to any Aircraft (the "Designated Customer Representative" for purposes of the Services to be provided to such Aircraft), and such Designated Customer Representative shall be empowered by Customer to make in Customer's name all required decisions with respect to such Aircraft , including the following:

      A. to observe the performance of all Services hereunder (including, without limitation, Heavy Maintenance Checks),

      B. to monitor the progress of the performance of Services hereunder by Sceptre or other means,

      C.    to  authorize   changes  in  the  scope  or  terms  of  the  Heavy
            Maintenance   Checks  and  Additional   Services  to  be  provided
            pursuant to a Statement of Work with respect to an Aircraft,

      D. to sign on Customer's behalf any relevant Delivery/Redelivery Receipt, Statement of Work or Customer Work Change Authorization,

      E. to carry out on Customer's behalf any other function described herein with respect to an Aircraft,

      F.    generally  to  liaise  with   Continental   personnel   performing
            Services hereunder in coordinating flight routing/scheduling and the timing and location of the Services performed hereunder and

      G. to participate on a sampling basis in Continental's process of review and approval of invoices received from outside vendors for Heavy Maintenance Checks prior to the due date for such invoices.

      In observing and monitoring the performance of Services, the Designated Customer Representative shall not unreasonably interfere with the Maintenance Provider's performing the Services or Continental's operations unrelated to this Agreement.

      The Designated Customer Representative may enhance or increase the scope of work to be performed in a Heavy Maintenance Check, but he or she shall have no authority to reduce or defer the scope of work to be performed during a Heavy Maintenance Check other than in respect of tasks excluded in accordance with the last sentence of Article 3.A.3. Continental will obtain Customer approval (which shall not be unreasonably withheld, conditioned or delayed) for any Non-Routine
Item if the estimated amount of man-hours required to correct exceeds _____ man hours of labor (or such higher limit as may be applicable in the underlying agreement with the supplier performing such Heavy Maintenance Check, but not to exceed _____ man hours of labor). Changes in or additions to Additional Services requested by Customer to be provided to such Aircraft shall be authorized and approved in writing by the Designated Customer Representative on a Customer Work Change Authorization prior to the performance of such changed or additional Services.

ARTICLE 7 -- MATERIAL SUPPLY

     A. General. Maintenance Provider shall provide all Parts (whether Expendable Parts or Rotable Parts) and Materials required to accomplish the Services, as well as all inventory support activities relating to those Parts and Materials. Charges for Maintenance Provider's supply of such Parts and Materials for Services other than Line Maintenance Services and Initial Conversion Services specified in item A.1. of Exhibit A shall be as specified in the Schedule of Charges (Exhibit B), and shall be inclusive of any and all handling charges imposed by Maintenance Provider with respect to such Parts or Materials. For the avoidance of doubt, there is no additional charge beyond the Monthly Payment specified in Article 9.B. for the provisions of Parts and Materials by Maintenance Provider in performing Line Maintenance.

     B. Inventory; Customer-Furnished Material. All Inventory listed on the Loose Equipment Inventory List completed in connection with Delivery of an Aircraft, and all Customer-Furnished Material, regardless of the source, shall be handled by Maintenance Provider through its normal FAA-approved incoming material receiving inspection procedures (i.e., FARs 145.2, 145.45(c), and 145.45(d)). All Customer Furnished Material will be delivered to Maintenance Provider free from defects and in serviceable condition in conformity with applicable FAR and manufacturers specifications.

     C. Waiver of Liens. MAINTENANCE PROVIDER EXPRESSLY WAIVES ANY RIGHT TO A LIEN IN ANY CUSTOMER-FURNISHED MATERIAL PRIOR TO ITS INSTALLATION ON AN AIRCRAFT, WHETHER ARISING UNDER CALIFORNIA BUSINESS AND PROFESSIONS CODE CHAPTER 19.5, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1208.61 ET SEQ., CALIFORNIA CIVIL CODE SECTIONS 3051 ET SEQ., SECTION 184 OF THE NEW YORK LIEN LAW, THE LAWS OF THE STATE OF HAWAII, OR OTHERWISE; AND UNDER NO CIRCUMSTANCES SHALL MAINTENANCE PROVIDER WITHHOLD REDELIVERY OF SUCH UNINSTALLED CUSTOMER-FURNISHED MATERIAL BECAUSE OF ANY BREACH OR ALLEGED BREACH BY CUSTOMER OF ANY PAYMENT OR OTHER OBLIGATION OF CUSTOMER UNDER THIS AGREEMENT.

ARTICLE 8 -- OFFICE SPACE, MONITORING, AUDITS AND INSPECTION

     A. Office Space and Facilities. Maintenance Provider agrees to arrange for the third party performing any Heavy Maintenance Check to provide suitable office space to Customer at the Heavy Check Maintenance Location as Customer may reasonably request. Such office space may be shared with Continental and, if applicable, will be at Customer's expense.

     B. Monitoring of Services. Upon reasonable notice to Continental, Customer shall have the right to observe all work in progress at Line Maintenance Locations and Heavy Maintenance Check Locations and all AOG Services and to monitor on a sampling basis the inspection of Parts and Materials being Repaired, Modified, Overhauled, or calibrated. For that purpose Maintenance Provider shall permit the Designated Customer Representative, and other representatives of Customer, to enter the relevant location at all reasonable times during Maintenance Provider's business hours; provided that no such inspection shall unreasonably interfere with the progress of the work.

     C. Auditing of Services. Maintenance Provider shall keep complete records and accounts from which may be determined the actual cost any Heavy Maintenance Check provided under this Agreement. Continental shall use commercially reasonable efforts to ensure that, provided Customer agrees to be subject to the same confidentiality provisions restrictions as are applicable to Continental under the agreements between Continental and the provider of Heavy Maintenance Checks, such records and accounts shall be open for inspection, examination, audit, and copying by the Designated Customer Representative, and other representatives of Customer, at all reasonable times and with reasonable notice for a period 180 days after invoice. If such records and accounts are not open to Customer for such inspection, examination, audit, and copying, upon reasonable request by Customer, Maintenance Provider agrees to exercise such rights as it may have under such agreements to provide Customer with reasonable assurances that any items as to which Customer has expressed a reasonable concern have been substantiated to the extent that Maintenance Provider is entitled to receive substantiation.

     D. Inspection of Services. All Services with respect to any Aircraft are subject to Customer's final inspection and acceptance (not to be unreasonably delayed, conditioned or withheld) at the location at which Redelivery of such Aircraft is effected, notwithstanding any prior payment(s) made in respect thereof. Such inspection shall be made at the time of Redelivery and shall be for the purposes of determining whether the Services provided comply with the Maintenance Program and represent satisfactory completion of all tasks included in the workscope. Acceptance of any Service, however, shall not be deemed to alter or affect the obligations of Maintenance Provider, or the rights of Customer, under Article 15, relating to Maintenance Provider's warranties.

     E. Flight Tests. Maintenance Provider shall conduct, with its own pilots and covered by its own policies of insurance, any required flight test of the Aircraft following the provision of Services hereunder. Customer shall be responsible for all other costs associated with any such flight. Customer shall be entitled to have an observer on board the Aircraft during any such test flight. Any Discrepancies discovered during such flight testing and relating to Services performed by Maintenance Provider shall be corrected at a location determined by Maintenance Provider. Any warranty claims for reimbursement of the costs of correcting such Discrepancies shall be settled in accordance with
Article 15.

ARTICLE 9 -- CHARGES

     A. Initial Conversion Services. Maintenance Provider's charges to Customer in respect of the Initial Conversion Services shall be as set forth on Exhibit
A. Maintenance Provider shall invoice Customer for all charges in respect of Initial Conversion Services in accordance with Article 10 below.

      B. Line Maintenance. As payment in full for all Line Maintenance required in respect of the Aircraft during the Term of this Agreement (other than washing services at Honolulu or Los Angeles), Customer shall pay to Maintenance Provider for each Aircraft on each Monthly Payment Date the sum of the following amounts
(1) and (2) (such sum being referred to herein as the Monthly Payment): (1) the product of (i) the number of Flight Hours flown by such Aircraft during the immediately preceding calendar month, or portion thereof occurring during the Term of this Agreement, and (ii) the amount set forth under "Total Cost Per Flight Hour" under Part B of Exhibit A hereto, and (2) the product of (i) the number of Cycles flown by such Aircraft during the immediately preceding calendar month, or portion thereof occurring during the Term of this Agreement, and (ii) the amount set forth under "Total Cost Per Cycle" under Part B of Exhibit A hereto; provided, however, that (x) if the number of Flight Hours flown by an Aircraft during any month is less than 50, the actual number of Flight Hours for such month for such Aircraft shall be deemed to be 50 for purposes of calculating the portion of the amount of the Monthly Payment represented by clause (1) above unless such Aircraft is either in a Heavy Maintenance Check for such month or out of service during such month as a result of Maintenance Provider's negligence or improper provision of Services, in either such case, the actual number of Flight Hours for such Aircraft shall be used for such calculation, and (y) the portion of the Total Cost Per Cycle consisting of charges in respect of a transit check shall be reduced to delete each flight segment (other than a flight segment to either Los Angeles or Honolulu) for which a transit check is not performed. Customer agrees to provide Maintenance Provider with a report each week identifying the flight segments as to which clause (y) of the preceding sentence is applicable. The amount invoiced to Customer for washing services in Honolulu or Los Angeles (or both) shall be equal to the amount invoiced to Continental by the third party vendor.

      C.    Heavy Maintenance Checks.

            1. Time. The amount invoiced to Customer for Heavy Maintenance
               Checks will be the sum of (A) the amount invoiced to Continental by the outside vender (which Customer acknowledges may include taxes), and (B) (1) labor charges for Continental employees in charge of supervising or monitoring such Heavy Maintenance Check and expenses as provided in the Schedule of Time and Material Charges for Additional Services and Heavy Maintenance Checks attached hereto as Exhibit B multiplied by (2) the actual number of labor hours or labor days (or fractions of such days), as applicable, performed, and (C) per diem and accommodation allowances and car rental expenses identified on Exhibit B.

            2. Materials. Customer shall pay the cost of all Parts and Materials
               (whether supplied by Continental or an outside vendor) and other direct charges incurred in connection with the performance of Heavy Maintenance Checks by Maintenance Provider or the applicable outside vendor in accordance with the Schedule of Time and Material Charges for Additional Services and Heavy Maintenance Checks attached hereto as Exhibit B.

      D.    Additional Services and AOG Services.

            1. Time. The amount invoiced to Customer for labor charges for
               Additional Services and AOG Services will be computed by multiplying the hourly rate for the appropriate labor category specified on the Schedule of Time and Material Charges for Additional Services, AOG Services and Heavy Maintenance Checks attached hereto as Exhibit B by the actual number of labor hours performed under a particular Statement of Work or Customer Work Change Authorization.

            2. Materials. Customer shall pay the cost of all Parts and Materials
               (whether supplied by Continental or an outside vendor), and other direct charges (such as travel expenses, if required to perform Services) incurred in connection with the performance of Additional Services or AOG Services by Maintenance Provider in accordance with the Schedule of Time and Material Charges for Additional Services, AOG Services and Heavy Maintenance Checks attached hereto as Exhibit B.

            3. Engine FOD. Notwithstanding any other provision in this Agreement to the contrary, Maintenance Provider agrees to perform, at no cost to Customer, any Services (including Extraordinary Services) occasioned by the discovery of foreign object damage ("FOD") in any Engine during the first five hundred flight hours of operation after Sublease Delivery of such Engine, other than FOD that results from the operation of the Aircraft during such period (as reasonably demonstrated by Continental) and FOD that is related to a confirmed FOD incident occurring during such period.

            4. Off-Line Transit Checks. Customer shall be entitled to a credit in the amount of $_____ against the time and material charges assessed in accordance with this Article 9.D in respect of each transit check of an Aircraft at an Off-Line Maintenance Location. If Maintenance Provider retains Customer, rather than a third party vendor, to perform a transit check of an Aircraft at an Off-Line Maintenance Location, the charges by Customer for such check shall be deemed to exactly offset the associated charges under Article 9.D hereof in respect of such transit check. Customer agrees to provide Maintenance Provider with a report each week identifying the transit checks as to which this paragraph is applicable.

ARTICLE 10 -- PAYMENTS

      A. Payment for Line Maintenance. On each Monthly Payment Date, Customer shall pay the Monthly Payment, less the amount of the Monthly Credit, to Maintenance Provider in the manner specified in paragraph G of this Article 10. If the Monthly Credit exceeds the amount of the Monthly Payment due from Customer on any Monthly Payment Date and if no other amounts are due and payable hereunder, Maintenance Provider shall promptly remit such excess to Customer in immediately available funds at such account as Customer may designate in writing. On each Monthly Payment Date, Customer shall submit to Maintenance Provider a Monthly Aircraft Usage Report specifying the number of Flight Hours and Cycles operated by each Aircraft during the immediately preceding calendar month, which report shall also set forth Customer's calculation as to (i) the gross amount of the Monthly Payment due in respect of the operations of the Aircraft shown on such report, and (ii) the net amount of the Monthly Payment to be remitted by Customer to Maintenance Provider after application of the Monthly Credit, or the excess amount of the Monthly Credit to be remitted by Maintenance Provider to Customer under the terms of this Article 10(A), as the case may be. Maintenance Provider shall not be required to issue any invoices to Customer under this Article 10 in respect of any Line Maintenance.

      B. Payment for Additional Services, Heavy Maintenance Checks and AOG Services. In consideration of Additional Services and AOG Services rendered under this Agreement, Customer agrees, subject to paragraphs D and E of this
Article 10, to pay Maintenance Provider all amounts due and payable for Additional Services and AOG Services within 25 days following receipt of Maintenance Provider's final invoice therefor. For the Heavy Maintenance Checks, Customer shall pay Continental's invoice to Customer at the later of (i) the date when such payment is due from Continental to the outside vendor performing such Heavy Maintenance Check under Continental's agreement with such vendor, or
(ii) the twenty-fifth day following receipt of such invoice. The parties acknowledge that the "fixed price" portion of invoices for Heavy Maintenance Checks is sometimes due upon completion of such check and the remaining balance within 30 days thereafter. At least five days prior to the date that an Aircraft is scheduled for Redelivery, Continental shall give Customer written notice setting forth the "fixed price" portion of the invoices for any Heavy Maintenance Check.

      C. Changes in Charges Due by Reason of Customer Work Change Authorizations. If a Customer Work Change Authorization causes an increase in the estimated total labor charges of Additional Services to be performed on a time-and-materials basis, all amounts payable by Customer and attributable to such Customer Work Change Authorization shall be paid thirty days after receipt of Maintenance Facility's invoice of all Additional Services requested with respect to such Aircraft. If a Customer Work Change Authorization results in a credit to Customer, such credit shall be issued by Maintenance Provider and applied in reduction of the next scheduled payment due under paragraph (B) of this Article 10 above.

      D. Invoices and Approvals.

      1. Invoices for Additional Services, AOG Services and Heavy Maintenance Checks Generally. All invoices for Additional Services, AOG Services and Heavy Maintenance Checks submitted to Customer hereunder shall include the following information:

     a.    invoice number
     b.    invoice date
     c.    Statement of Work number
     d.    Aircraft registration number
     e.    Engine serial number (if relevant)
     f.    dates of work accomplished
     g.    all time-and-material charges

2. Back-Up and Level of Itemization for Invoices for Additional Services and AOG Services. Detailed labor-and material back-up attached to or included with any invoice for Additional Services will include the following:

     a.    costs classified and identified by cost category
     b. a report of all labor, divided into routine items and Non-Routine Items, identified by task description and total man-hours
     c.    an itemized report of Parts and Materials
     d.    an itemized report of all other applicable charges
     e.    number of approved hours worked for time-and-material work
     f.    part number or serial number
     g.    part manufacturer
     h.    quantity of part purchased
     i.    part cost
     j.    sub-contracted services cost, etc.

     Maintenance Provider shall not be required to itemize separately on invoices common commercial low value hardware and other items purchased in bulk, which may be carried as floor stock by Maintenance Provider, where individual item control is not considered practical or economical.

3. Back-Up and Level of Itemization for Invoices for Heavy Maintenance Checks. Detailed labor-and material back-up attached to or included with any invoice for Heavy Maintenance Checks other than with respect to the "fixed price" portion of such invoice will include the following:

     a.   costs classified and identified by cost category
     b. a report of all labor, divided into total approved man-hours for routine items and for Non-Routine Items
     c. an itemized report of for man-hours for Non-Routine Items if the number of approved man-hours for any one Non-Routine Item exceeds 125 (or such higher limit as may be applicable in the underlying agreement with the supplier performing such Heavy Maintenance Check, but not to exceed 150 man hours of labor)

     d.   an itemized report of Parts and Materials
     e.   an itemized report of all other applicable charges
     f.   part number or serial number
     g.   part manufacturer
     h.   quantity of part purchased
     i.   part cost
     j.   sub-contracted services cost, etc.

     For the portion of invoices for Heavy Maintenance Checks attributable to charges of the outside vendor performing such work, Continental shall provide to Customer a copy of such vendor's invoice to Continental (provided that Customer agrees to be bound by any restrictions imposed by confidentiality provisions in agreements between such vendor and Continental). Customer acknowledges that no itemized detail is normally provided with respect to the "fixed price" portion of such outside vendor invoice.

4. Time Period Within Which Work Must Be Invoiced. Customer will not pay any invoice received beyond ____ days after Redelivery of the Aircraft to which such invoice relates (other than past-due invoices for previously invoiced and overdue amounts, which shall continue to be due and payable); provided however, if, prior to the expiration of such ____ day period, Maintenance Provider advises Customer in writing of any outstanding items to be invoiced, Customer shall pay the invoices for such items upon receipt as long as such invoices are received by Customer within ____ days after Redelivery of the Aircraft to which such invoice relates. In no event shall Customer be obligated to pay any invoice that is received by Customer more than ____ days after Redelivery of the Aircraft to which invoice relates. Notwithstanding the time limits expressed in the preceding two sentences, if the Services that give rise to the relevant invoice are performed by a third party vendor with whom Continental has an existing general terms agreement and under the terms applicable to such Services (and to other services performed for Continental at such facility) a later time limit for rendering invoices has been expressly agreed upon, then such later time limits shall be applicable to the affected invoice in lieu of the time limits set forth herein.

5. Approval of Invoices. All invoices for Parts, Materials, and Services performed by subcontractors (i.e., all invoices except the final invoice for Maintenance Provider's labor charges) shall be submitted promptly to the Customer for payment. Customer may, but shall not be required to, pay any invoice before it becomes due, and in so doing may take advantage of any cash discounts made available to Maintenance Provider from time to time; no such payment, however, shall constitute a waiver of, or shall otherwise impair, Customer's right to reject the Services and to have a valid claim against Maintenance Provider for any loss, shortage, defect, delay, or other default in the Services reflected on the relevant invoice(s). Any adjustment in an invoice deemed appropriate by the parties shall be made by means of a subsequent invoice or by refund to Customer.

      E. Submittal of Invoices. Maintenance Provider shall send all invoices to Customer at the address for notices set forth in Article 21.

      F. Disputes. The parties will negotiate in good faith to promptly resolve any dispute as to an invoice. If a bona fide dispute occurs regarding the amount of any payment due hereunder except for the "fixed price" portion of an invoice for a Heavy Maintenance Check, Customer may withhold payment of the amount in dispute, but shall pay the balance. Customer agrees to pay the agreed upon "fixed price" portion of the cost of any completed Heavy Maintenance Check on or prior to the due date, regardless of any dispute with respect to the balance of the invoice for such Services or any other dispute hereunder in relation to other Services. Customer agrees that it shall provide Maintenance Provider with written notice of any dispute and the reasons for such dispute and supporting detail not less than five (5) days prior to the date by which payment on the invoice to which such dispute relates is due under this Agreement. No action taken pursuant to this Article 10, however, shall be deemed to constitute a waiver of either party's rights or obligations under this Agreement.

      G. Method  of  Payment.   All  payments  due  to  Maintenance   Provider
hereunder shall be made by wire transfer to Maintenance Provider's account as follows:

            The Chase Manhattan Bank
            ABA No. 021-000-21
            Account No.: _______________
            Account Name: Continental Airlines, Inc.
            Reference:  Hawaiian DC10-30 Maintenance Agreement

ARTICLE 11 -- COST RECOVERY

      A. Damage, Loss, and Other Occurrences Requiring Replacement of Customer's Property. If any Aircraft, Engine, Inventory, Part, Customer-Furnished Material, or other item delivered by Customer to Maintenance Provider hereunder is damaged or lost or otherwise requires replacement while in the care, custody or control of Maintenance Provider or any of its employees, agents, or subcontractors (other than any Aircraft, Engine, Inventory, Part, Customer-Furnished Material or other item that is damaged or lost or otherwise requires replacement because it is damaged or lost by representatives of the Customer or, in the case of Customer-Furnished Material, was delivered to Maintenance Facility damaged or is the incorrect Part), Maintenance Provider shall pay the cost of replacing the item damaged or lost or otherwise requiring replacement or provide a replacement part. In addition, Maintenance Provider shall promptly notify the Designated Customer Representative if the replacement cost of such items exceeds $________.

      B. Late Delivery Charge. If Redelivery of an Aircraft is delayed in a Heavy Maintenance Check beyond the Scheduled Redelivery Date (as adjusted pursuant to Article 5.D) for reasons other than those set forth in Article 12 hereof, Maintenance Provider agrees to review and evaluate the causes of such delay and its rights in respect thereof under the agreement between Maintenance Provider and the outside vendor contracted to perform such Services. If, under the circumstances, Maintenance Provider concludes reasonably that it may be entitled to a late delivery payment or similar compensation in respect of such delay in completion of the subject Services, Maintenance Provider agrees that it shall pursue such contractual rights that it may have under its agreement with such outside vendor and pass the full amount of any payment or other compensation (which may take the form of a credit) received from such vendor in respect of the claim to Customer.

      C. AOG Charge. If an Aircraft incurs ground damage as a result of Maintenance Provider's own negligence and such ground damage results in such Aircraft becoming an AOG Aircraft for a period in excess of 24 hours, Maintenance Provider agrees to pay Customer in respect of each additional period of 24 hours that such Aircraft remains an AOG Aircraft, the sum of $--------.

      D. Rights Cumulative. Customer's rights under this Article 11 shall not be exclusive, but shall be in addition to any and all other remedies available to Customer upon the occurrence of an event referred to in this Article.

ARTICLE 12 -- EXCUSABLE DELAY

      Maintenance Provider shall not be liable for any delay in the Redelivery of any Aircraft if the delay is due to causes beyond the reasonable control of Maintenance Provider or the applicable subcontractor, including, but not limited to acts or omissions of Customer, fire, explosion, flood or other natural catastrophe, governmental act, order or regulation, acts of God or the public enemy, war or warlike operations, inability or failure of suppliers to deliver parts or materials in a timely manner, insurrection or riots, failure of public transportation or common carrier, strikes or other labor disputes; provided, that where reasonable efforts could have been taken by Maintenance Provider under all the attendant circumstances to avert the results of such occurrences, that such reasonable efforts were in fact taken by Maintenance Provider; provided further, however, that delay due to any such cause shall be excused only for so long as resumption of performance remains beyond the reasonable control of Maintenance Provider due to any such cause. Maintenance Provider shall use every reasonable effort to minimize the effects of any such cause of delay. Maintenance Provider shall notify Customer promptly after a responsible officer or employee of Maintenance Provider with management responsibilities becomes aware of the occurrence of any such event claimed to be a cause of excusable delay, and, in the absence of such notice, delayed performance by Maintenance Provider shall not be considered excused pursuant to this Article 12.

ARTICLE 13 -- ASSURANCE OF SUPPLY

      Continental represents and warrants to Customer that Continental's mechanics are covered by a collective bargaining agreement that becomes amendable January 8, 2002. If Maintenance Provider's ability to continue to render Services is adversely affected due to labor unrest, Maintenance Provider shall use reasonable and diligent efforts to either redirect, reassign, or transfer Service requirements to an unaffected facility operated by Maintenance Provider or to procure Services from other sources, and in the case of redirected Line Maintenance, such Line Maintenance shall be at no additional cost to Customer.

ARTICLE 14 - TAXES

      Any bank fees, taxes, duties and other charges imposed or levied against any payment for the Services performed pursuant to this Agreement shall be borne by the Customer, unless such fees, taxes, duties or other charges are levied on the income or profits of Continental, in which case they will be borne by Continental.

ARTICLE 15 -- WARRANTIES

      A. Warranties. Maintenance Provider expressly warrants that all of the Services (other than Services performed by third party vendors in relation to Heavy Maintenance Checks) shall be performed in a workmanlike manner and that all Parts manufactured by Continental and furnished under this Agreement will conform to applicable specifications, drawings, parts numbers, samples, or other descriptions given and with all applicable FARs, and that such Parts and such Services will be free from defects, whether patent or latent, in materials and workmanship, for a period of _______________ or _______ flight hours, whichever expires earlier, after Redelivery of the Aircraft upon completion of such Services. In the event of a defect covered by this warranty, Maintenance Provider agrees to rectify such warranty failure and, if necessary, at no additional charge to Customer, upon Customer's request, to dispatch to the Aircraft location field service personnel, and subject to Maintenance Provider's prior written consent (not to be unreasonably conditioned, withheld or delayed), Customer may perform any repairs in accordance with the Maintenance Program covered by this warranty and Maintenance Provider will reimburse Customer for the actual reasonable costs incurred by Customer in the performance of such repairs. For avoidance of doubt, Maintenance Provider confirms that any component failure caused by negligent or improper performance of Line Maintenance shall be rectified by Maintenance Provider without charge to Customer even if the failure occurs while an Aircraft is away from a Line Maintenance Location and the Services required to so rectify the failure must be performed away from a Line Maintenance Location.

      Maintenance Provider warrants that all Parts and Materials (other than Customer-Furnished Materials, as to which Continental disclaims any warranty other than that they shall be free and clear of liens, charges and encumbrances created by or arising through Continental) are, and will be, free and clear from all liens, charges, and encumbrances of any nature whatsoever, except for liens, charges and encumbrances created by or arising through Customer; the lien of the applicable Sublease and liens permitted thereunder. All warranties, whether express or implied, with respect to such Services and Parts manufactured by Continental shall extend to the benefit of Customer, its successors and assigns. The foregoing representations, warranties and conditions and the conditions set forth in Paragraph E of this Article 15 shall survive Redelivery of the Aircraft to which they relate, acceptance of the relevant Services and (unless they expire earlier, as provided in the first sentence of this Article 15.A) termination of this Agreement. THE CUSTOMER EXPRESSLY AGREES AND ACKNOWLEDGES THAT SAVE AS PREVIOUSLY EXPRESSED IN THIS ARTICLE 15.A, MAINTENANCE PROVIDER GIVES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS, EXPRESS OR IMPLIED WITH RESPECT TO THE AIRCRAFT OR WORK PERFORMED HEREUNDER BY MAINTENANCE PROVIDER OR PERFORMED BY ANY SUBCONTRACTOR, AND ALL SUCH WARRANTIES, GUARANTEES OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR ARISING BY LAW OR OTHERWISE, (INCLUDING WITHOUT LIMITATION ANY WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) ARE EXPRESSLY EXCLUDED.

      B. Limitation. Maintenance Provider does not warrant the quality or fitness of Parts or Materials furnished to Maintenance Provider by Customer. In no event shall Maintenance Provider have any liability in performing Services under this Agreement for any lost profits or revenues of Customer or for incidental or consequential damages.

      C. Manufacturers' Warranties. With regard to any Part or Material now or at any time hereafter supplied by Maintenance Provider to Customer hereunder having a warranty from the manufacturer of such Part or Material that is assignable, but without limiting in any manner Maintenance Provider's warranty set forth above in paragraph (A), Maintenance Provider hereby assigns to Customer, to the extent possible, each such warranty and shall provide all reasonable assistance to Customer in pursuing warranty claims (including without limitation procuring any manufacturer consent as may be required or advisable for such assignment).

      D. Third Party Vendor Warranties. Maintenance Provider shall ensure that all Services performed by a third party vendor, including without limitation, Heavy Maintenance Checks, are covered by a warranty (a "Vendor Warranty") that is at least as protective of the interests of Customer in relation to such Services as the warranty applicable to the services regularly performed by such vendor on aircraft operated by Continental. So long as this Agreement remains in effect, Maintenance Provider agrees to pursue any applicable Vendor Warranty in its name but for Customer's account. If this Agreement terminates prior to its scheduled expiration date, upon the Customer's request, Maintenance Provider shall assign to Customer all Vendor Warranties that are assignable, and Maintenance Provider shall seek such consents to and acknowledgments of assignment from the relevant third party vendor as are appropriate to confirm to Customer that Customer is entitled to enforce such Vendor Warranty. If a Vendor Warranty is not assignable or the relevant third party vendor refuses for any reason to permit the relevant warranty rights to be enforced by Customer, Maintenance Provider agrees to pursue such warranty rights in its own name, but for Customer's account.

      E. Maintenance Provider's warranty obligations for Services performed hereunder are subject to the following conditions:

      1. The warranted Aircraft has been used under normal operating conditions as established by the original equipment manufacturer and in compliance with airworthiness directives and has not been subject to misuse, neglect, accident or ingestion of foreign material or modifications of the Aircraft not authorized or consented to by Continental; and

      2. Within the warranty period or within 30 days following discovery by Customer of malfunction, whichever is earlier, Customer notifies Maintenance Provider in writing of any claim and the basis for such claim. Customer shall reasonably endeavor to provide Maintenance Facility with notice of any malfunction or defect promptly following discovery.

ARTICLE 16 -- PATENT PROTECTION

      Maintenance Provider will indemnify and hold harmless Customer, its affiliates and each of their employees, officers, and directors (each such person or entity, a "User") from any loss, damage, or liability which may be incurred on account of actual or alleged infringement of any patent, copyright, trademark, trade name, or trade secret with respect to the Services or any Part manufactured by Maintenance Provider or furnished by third party vendors or manufacturers to the extent manufactured or designed by Maintenance Provider (such Parts "Vendor Materials"), and will, at its own expense, defend each User in any action, suit, or claim in which such infringement is alleged. Without limiting in any manner the rights of any User under the foregoing sentence, if any Part manufactured by Continental or the Services infringes a patent, etc. and the affected user is deprived of the use of such Services or such Vendor Material, Maintenance Provider shall also, at its expense and at the option of any affected User, either (A) procure for each affected User the right to continued use of Services or Vendor Materials, (B) replace same with non-infringing Services or Vendor Materials satisfactory to such User, (C) modify such Services or Vendor Materials to non-infringing status (but without impairing their utility), or (D) remove the Services or Vendor Materials and refund a portion of the purchase price and other costs incurred by such User for the installation and removal thereof equal to the product of (A) such purchase price and costs of such infringing Service or Vendor Material and (B) a fraction, the numerator of which is the number of months of useful life of such Service or Vendor Material remaining as of the date on which the Customer was deprived of the use of such Service or Vendor Material and the denumerator of which is the number of months of useful life of such Service or Vendor Material at the time such Service or Vendor Material was originally performed or installed. Any original design of Customer, and any design, literary property, work of authorship, trade secret, invention, or other intellectual property developed during the rendering of Services or in the custom manufacture of Parts or Materials for Customer or for which Customer has paid the design or development costs, either separately or as part of the purchase price, shall become the property of Customer, and no patent or copyright application or other use of such design, literary property, work of authorship, trade secret, invention, or other intellectual property shall be made by Maintenance Provider without Customer's prior written approval. This Article 16 shall survive the termination of this Agreement.

ARTICLE 17 -- COMPLIANCE WITH LEGAL REQUIREMENTS

      Maintenance Provider shall be approved by the FAA and shall comply with all applicable FARs and other federal, state and local laws and executive orders and regulations issued pursuant thereto, except for immaterial, non-recurring violations of such FARs, laws, orders and regulations either unrelated to any Services performed hereunder or that would not result in a violation of any provision of the applicable Sublease and except for FARs, laws, orders and regulations the validity or application of which Continental is contesting in good faith. Maintenance Provider shall (1) obtain and pay for any required permits and licenses, applicable laws, zoning or other ordinances, fire underwriting requirements, and (2) upon completion of the Services to be performed hereunder with respect to an Aircraft prior to Redelivery, furnish written evidence to Customer that the Services have been inspected and approved by the FAA and/or other appropriate authorities if but only if required by law or regulation.

ARTICLE 18 -- MAINTENANCE PROVIDER'S INSURANCE

      A. Throughout the course of this Agreement, Maintenance Provider shall maintain in force (and, if applicable, cause each subcontractor that provides services in fulfillment of Continental's obligations hereunder to maintain in force) insurance as required in this Article 18, with insurers of recognized responsibility. Maintenance Provider shall cause its independent insurance broker, or the relevant insurer(s), to furnish to Customer, upon execution and delivery of this Agreement and thereafter no later than thirty (30) days prior to the expiration of any policy required to be maintained hereunder showing renewal or replacement thereof for an additional term of at least twelve (12) months, a Certificate of Insurance detailing all of such insurance required hereunder, including, without limitation, expiration dates and limits of coverage of such insurance and each insurer's acceptance of the applicable provisions of this Agreement. All such policies of insurance shall be endorsed to provide that (1) coverage thereunder may not be canceled or materially altered without at least thirty (30) days' prior written notice to Customer, (2) the insurer thereunder has waived the right of subrogation with respect to the indemnification obligations hereunder, and (3) the coverage provided to Customer, or with respect to its interests, will not be invalidated by any breach of the insuring conditions by Maintenance Provider.

      B. Maintenance Provider agrees to maintain in force the following insurance, in the following amounts and with the following endorsements.:

     1. Comprehensive general liability insurance (including, among other things, premises, completed operations and products) with a combined single limit for bodily injury and property damage of Seven Hundred Fifty Million U.S. Dollars (U.S. $_________) in respect of any one Accident/Occurrence/Aircraft (which, with respect to product liability, shall be an annual aggregate limit). Customer shall be named as an additional insured on all polices maintained pursuant to this subparagraph (1);

      2. Worker's compensation insurance as required by law, together with employer's liability insurance with limits of not less than One Million U.S. Dollars (U.S. $_________) per occurrence or such greater amount as may be required by law; and

      3. Hangarkeepers legal liability insurance with a limit of not less than Twenty Million U.S. Dollars (U.S. $_________) each aircraft, and One Hundred Million U.S. Dollars (U.S. $_________) each occurrence.

      Maintenance Provider shall bear all costs of the insurance policies maintained by Maintenance Provider as required hereunder. The insurance provided pursuant to this Article 18 shall be primary and without right of contribution from any other insurance carried by Customer. The Maintenance Provider shall agree to waive any right of subrogation, set off, recoupment, counterclaim, or any other deduction by attachment or otherwise, with respect to Maintenance Provider's indemnification obligations hereunder. The policies shall provide in respect of the interests of Customer as an additional insured in such policies, the insurance shall not be invalidated by any action or inaction of Continental and shall insure Customer regardless of any breach or violation of any warranty, declaration or condition contained in such policy. With respect to the liability coverage, all of the provisions thereof, except limits of liability, shall operate in the same manner as if there were a separate policy covering Customer.

ARTICLE 19 -- INDEMNIFICATION

      A. Indemnity by Maintenance Provider. Maintenance Provider agrees to indemnify, reimburse and hold harmless each of the Customer Parties (as herein defined) from and against any and all damages, losses, liabilities, third party or other claims, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and sanctions, including any of the same relating to an accident or incident involving an Aircraft, injury or death to persons or damage to property, and any attorney's fees and other reasonable costs and expenses in connection with any of the foregoing (any and all of which are hereafter referred to as "Claims"), which in any way may result from or arise in any manner out of (a) any gross negligence (whether active or passive) or willful misconduct of Maintenance Provider, its subcontractors, agents or employees and/or (b) any violation of applicable laws or regulations by Maintenance Provider, its subcontractors, agents or employees.

      B. Apportionment. If an event or occurrence gives rise to rights of indemnity under Article 19.A. in favor of any of the Customer Parties and also gives rise to rights of indemnity under a Sublease in favor of Maintenance Provider, the right of recovery of the claiming Customer Party shall be reduced in the same proportion that the fault of the claiming Customer Party bears to the combined fault of the claiming Customer Party and Maintenance Provider. If an event or occurrence gives rise to rights of indemnity under a Sublease in favor of any Maintenance Provider and also gives rise to rights of indemnity under Article 19.A. in favor of any of the Customer Parties, the right of recovery of Maintenance Provider shall be reduced in the same proportion that the fault of Maintenance Provider bears to the combined fault of Maintenance Provider and the claiming Customer Party.

      C. Survival of Indemnities; Interpretation. The indemnities, duties to hold harmless and rights of contribution contained in this Article 19 shall continue in full force and effect notwithstanding the expiration or other termination of this Agreement. Maintenance Provider and Customer intend that the provisions of this Article 19 apply to any and all Claims covered by Article 19 whether or not such Claims arise in a forum that recognizes the doctrine of comparative negligence.

ARTICLE 20 -- CANCELLATION, DEFAULT, AND TERMINATION

      A. Cancellation of Services on Particular Aircraft. Without limiting in any manner any other remedies of Customer in respect thereof, Customer reserves the right to cancel a particular provision of Customer-Requested Services in a particular instance, without penalty to Customer and without terminating this Agreement upon fifteen days advance written notice to Maintenance Provider, if the quality of the Customer-Requested Services being performed by or at the direction of Maintenance Provider with respect to such Aircraft is, in Customer's reasonable judgment, unsatisfactory. If Customer cancels all or part of the Customer-Requested Services requested with respect to a particular Aircraft as provided in the preceding sentence and there is no default on the part of Maintenance Provider, Maintenance Provider shall be entitled to compensation in accordance with Article 9 hereof for charges up to and including the effective date of the cancellation. Upon any such cancellation, Customer shall have the right, in addition to all other remedies it may have in respect of the circumstances giving rise to its right of cancellation, to remove (if such removal is practicable) from the relevant location the Aircraft and all Inventory and Customer-Furnished Material, if any, delivered to Maintenance Provider in connection with the canceled Customer-Requested Services, and obtain replacement services for such Aircraft from any other source without liability to Maintenance Provider except as provided in this paragraph A. In the event that the Redelivery of an Aircraft undergoing Services at a third party vendor is substantially delayed from the Schedule Redelivery Date (as adjusted pursuant to Article 5.D), Maintenance Provider agrees to assess the circumstances causing the delay and its rights under the contract with the relevant vendor. Maintenance Provider and Customer shall consult with one another and attempt in good faith to reach agreement as to the best course of action available to return the affected Aircraft to service as promptly as possible.

      B. Default. Except as may be otherwise provided in this Agreement, if either party shall refuse, neglect, or fail to substantially perform, observe, and keep any of the material terms or conditions contained herein to be performed, observed, and kept by such party and such refusal, neglect, or failure shall continue for a period of thirty (30) days after written notice thereof, such refusal, neglect, or failure shall constitute a "default" under this Agreement in respect of which the other party shall have the right to terminate this Agreement upon written notice, effective immediately. In addition to and notwithstanding the foregoing, a party shall be deemed in "Default" hereunder and this Agreement shall terminate automatically effective immediately if an order for relief is entered with respect to such party, or any proceeding shall be initiated, consented to or acquiesced in by such party, or shall be filed against such party and not dismissed within 30 days thereafter, under any bankruptcy, insolvency, reorganization or similar laws or seeking with respect to such party liquidation, winding up, arrangement, adjustment, protection, relief or composition of such party or its debts or the appointment of any liquidator, receiver, sequestrator, trustee, custodian or similar official for such party or a substantial part of its assets.

      C. Sublease. Maintenance Provider and Customer acknowledge and agree that this Agreement and each Sublease have entered into as part of a single transaction, and that this Agreement and each Sublease should be regarded as a single agreement for purposes of assumption or rejection under Section 365 of the U.S. Bankruptcy Code. If this Agreement terminates for any reason (including, without limitation, due to Default by either party or rejection in a bankruptcy proceeding) while such Sublease remains in effect, Maintenance Provider agrees that it shall nevertheless pay Customer the Monthly Credit in the amount of $________ per month for each month that such Sublease remains in effect.

      D. Rights and Remedies Cumulative. In addition to any right or remedy specifically provided to any party to this Agreement, in this Article 20 or elsewhere in this Agreement, upon the happening of a given occurrence, such party shall be entitled to all other rights or remedies to which it may be entitled under this Agreement or under applicable law. All of such rights and remedies shall be cumulative and not exclusive. Without limiting in any manner the generality of the foregoing, upon any termination of this Agreement, Customer shall have the right to Redelivery of all Aircraft and return of all Inventory and Customer-Furnished Material described in paragraph (A) of this
Article 20 with respect to cancellation. All indemnities and warranties provided for hereunder shall survive termination of this Agreement.

ARTICLE 21 -- NOTICES AND REQUESTS

      Except as otherwise expressly provided in this Agreement, any notice, request, or other communication required or authorized hereunder shall be sufficiently given if it is in writing and sent by (A) Registered Mail or Certified Mail, with postage prepaid, (B) courier or other messenger, or (C) fax, in any case, addressed as follows:

If to Customer:

            Hawaiian Airlines, Inc.
            Honolulu International Airport

            P.O. Box 30008
            Honolulu, HI 96820-0008

            Attn:  VP - Maintenance & Engineering

            Telecopy:   ______________
            Telephone: ______________

      With a copy to:

            Hawaiian Airlines, Inc.
            Honolulu International Airport

            P.O. Box 30008
            Honolulu, HI 96820-0008
            Attn:  VP - General Counsel

            Telecopy: ______________
            Telephone: ______________

If to Maintenance Provider:

            Continental Airlines, Inc.
            1600 Smith Street
            32nd Floor - HQSFM
            Houston, TX 77002

            Attn:  Vice President - Fleet Management

            Telecopy: ______________
            Telephone: ______________

      With a copy to:

            Continental Airlines, Inc.
            600 Jefferson Street
            11th Floor - HQT
            Houston, TX 77002

            Attention:  Vice President - Maintenance and Engineering

            Telecopy: ______________
            Telephone: ______________

      Any such notice, request, or other communication shall be deemed received
(X) if mailed, five (5) days after it is mailed, (Y) if sent by courier or messenger, when it is delivered, and (Z) if faxed, when the fax is received. Either party may change its address for purposes of this Article 21 by notice to the other party given in accordance with the provisions of this Article.

      Any notice, request, or other communication required or authorized to be delivered to the Designated Customer Representative shall be delivered to him by hand at the Location or in such other manner as he may request in writing from time to time. Notices, requests, and other communications required to be delivered to both the Designated Customer Representative and Customer shall be delivered to each of them.

ARTICLE 22 -- CONFIDENTIALITY

      Except as required by law or to enforce the terms hereof, neither party (nor their respective advisors) shall disclose any details connected with this Agreement to any third party other than Continental Micronesia, Inc. without first obtaining the written consent of the other party. Advertising and promotional material that mentions either party must be approved in writing by such party prior to release.

ARTICLE 23 -- MAINTENANCE PROVIDER AS INDEPENDENT CONTRACTOR

      Maintenance Provider agrees that it is an independent contractor, and under no circumstance an agent of Customer. Except as provided in Article 25.A, all persons performing Services hereunder, and the manner and details of performance thereof, shall be under the exclusive control of Maintenance Provider, and Maintenance Provider shall have the sole right to direct such persons.

ARTICLE 24 -- ASSIGNMENT

      Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, and any such transfer without the other party's prior written consent shall be void and of no effect; provided, however, either party may assign this Agreement to an affiliate of such party or to a successor entity resulting from a merger or consolidation with such successor or purchaser of all or substantially all of the assets of such party.

ARTICLE 25 -- SUBCONTRACTING

      A. Maintenance Provider will be permitted to subcontract Services to any entity on its approved vendor list; provided, however, if requested by Customer, Maintenance Provider shall identify each subcontractor that will provide Additional Services hereunder. Maintenance Provider shall not subcontract a material portion of the Line Maintenance Services with respect to any given Aircraft without the prior written consent of Customer. Customer may reasonably object to particular entities from Maintenance Provider's approved vendor list in which case such entities shall not be used to provide Services hereunder if it is practicable to use a different vendor.

      B. The engagement of a subcontractor by Maintenance Provider shall not create any contractual relationship or agency between Customer and such subcontractor. Maintenance Provider's obligation to pay its subcontractors shall be an obligation independent from Customer's obligation to pay Maintenance Provider, and Customer shall have no obligation to pay or to see to the payment of any monies directly to any subcontractor except as otherwise expressly provided in this Agreement.

ARTICLE 26 -- SAVINGS CLAUSE

      If any provision of this Agreement is declared unlawful or unenforceable as a result of final administrative, legislative, or judicial action, the parties agree that this Agreement shall be deemed to be amended to conform with the requirements of such action, but in such a manner as to achieve the intent of the parties to the fullest extent possible, and that all other provisions of this Agreement shall remain in full force and effect.

ARTICLE 27 -- WAIVER CLAUSE

      Neither party's failure to require strict performance of, or to enforce, any provision of this Agreement, nor any delay in doing so, nor any previous waiver or forbearance by such party with respect to the same or any other provision of this Agreement, shall in any way be construed as a waiver or continuing waiver of that provision or of any other provision of this Agreement.

ARTICLE 28 -- GOVERNING LAW

THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO BY RESIDENTS OF NEW YORK AND TO BE PERFORMED WHOLLY WITHIN THAT STATE, EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK (AND OF THE COURTS OF THE UNITED STATES OF THE SOUTHERN DISTRICT OF NEW
YORK) WITH RESPECT TO ALL DISPUTES ARISING HEREUNDER, WAIVES ANY CLAIM OF INCONVENIENT FORUM IN ANY PROCEEDING IN ANY SUCH COURT AND AGREES THAT LEGAL PROCESS MAY BE SERVED ON IT AT ITS ADDRESS FOR NOTICES SET FORTH IN ARTICLE 21 HEREOF. WITHOUT LIMITING ANY OTHER PROVISION HEREOF, EACH PARTY REPRESENTS TO AND AGREES WITH THE OTHER THAT THE CHOICE OF NEW YORK LAW AND FORUM IS A MATERIAL INDUCEMENT TO IT TO ENTER INTO THIS AGREEMENT, THAT IT HAS CONSULTED WITH LEGAL COUNSEL AND THAT THE FOREGOING AS TO SUCH PARTY IS A VALID AND BINDING CHOICE OF LAW AND FORUM PURSUANT TO SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW (WHICH THE PARTIES HERETO AGREE APPLY TO THIS AGREEMENT).

ARTICLE 29 -- COSTS OF ENFORCEMENT

      If any party seeks to enforce its rights under this Agreement, by legal proceedings or otherwise, or seeks a declaration of any rights or obligations under this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees and expert witnesses' and other consultants' fees.

ARTICLE 30 -- INTEGRATION CLAUSE

      This Agreement is the entire agreement of the parties and shall supersede any previously executed agreements, and any prior or contemporaneous oral understandings, between the parties which relate to the subject matter of this Agreement.

ARTICLE 31 -- HEADINGS

      The headings to this Agreement are for convenience only and shall not affect the meaning or construction of any paragraph.

ARTICLE 32 -- COUNTERPARTS

      This Agreement may be executed in one or more counterparts, all of which counterparts shall be treated as the same binding agreement, which shall be effective, as of the date set forth on the first page hereof, upon execution and delivery by each party hereto to each other party of one or more such counterparts.

ARTICLE 33 -- NON-LIABILITY OF CERTAIN PERSONS

      No director, officer, agent or employee of either party shall be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or any supplement, modification, or amendment to this Agreement, because of any breach thereof, or because of its execution or attempted execution.

ARTICLE 34 -- CONSEQUENTIAL, INCIDENTAL AND EXEMPLARY DAMAGES.

Neither party hereto shall be liable to the other for any consequential, incidental or exemplary damages arising out of or relating to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth in the first paragraph above by their duly authorized representatives.

"CUSTOMER"                                HAWAIIAN AIRLINES, INC.

                                          By:  /S/______________________
                                          Name:  ______________________
                                          Title:  _______________________

                                          By:  /S/______________________
                                          Name:  ______________________
                                          Title:  _______________________

"MAINTENANCE PROVIDER"                    CONTINENTAL AIRLINES, INC.

                                          By: /S/______________________
                                          Name:  ______________________
                                          Title:  _______________________

                                  EXHIBIT A
                           SCHEDULE OF CHARGES FOR

          INITIAL CONVERSION SERVICES AND LINE MAINTENANCE SERVICES

A.    INITIAL CONVERSION SERVICES

      1.    Fixed Charges Covering both Aircraft

            Interior reconfiguration of both Aircraft to 28/254 seating $_______
            Sceptre Computer Installation (5 terminals)                 $_______
            Technical Training/Maintenance Program Set-Up                _______
                                                Total Fixed Costs:      $_______

      2.    Additional Charge for Painting of Aircraft

            Maintenance Provider's actual out-of-pocket expenses paid to any third party in respect of the exterior painting of both Aircraft, together with labor charges and per diem for Continental employees in charge of supervising or monitoring such painting.

B.    LINE MAINTENANCE SERVICES

      1.    Charges Per Flight Hour

            a.    Service Check:                      $________
            b.    Phase A Check:                      $________
            c.    Time Control Insp. and MEL Recovery $________
            d.    Engine(s):                          $________*
            e.    APU:                                $________**
            f.    Components:                         $________

                     Total Per Flight Hour Charge:  $__________


      2.    Charges Per Cycle

            a.    Transit Check:                      $________
            b.    Engine LLP:                         $________
            c.    Wheels Tires and Brakes:            $________

                    Total Per Cycle Charge:         $________

*     3.    Adjustments to Per Flight Hour Charge

            The rate set forth in Section B.1.d with respect to the charge per Flight Hour for Line Maintenance Services in respect of the Engines is based on the assumption that each Aircraft will be operated on 4.5/1 Flight Hours to Cycles ratio calculated for the period coinciding with the Term of this Agreement. If actual usage of any Aircraft results in a different Flight Hours to Cycles operational ratio in any calendar month, then the rate set forth in Section B.1.d for such month shall be determined as follows:

--------------------------------------------------------------------------------
Hour/Cycle Ratio                         Hourly Rate
--------------------------------------------------------------------------------
4.0/1                                    $________
--------------------------------------------------------------------------------
4.5/1                                    $________
--------------------------------------------------------------------------------
5.0/1                                    $________
--------------------------------------------------------------------------------
5.5/1                                    $________
--------------------------------------------------------------------------------
6.0/1                                    $________
--------------------------------------------------------------------------------
6.5/1                                    $________
--------------------------------------------------------------------------------
7.0/1                                    $________
--------------------------------------------------------------------------------
7.5/1                                    $________
--------------------------------------------------------------------------------

            If the actual Hour-to-Cycle ratio falls between any two ratios shown in the foregoing table, the applicable Hourly Rate shall be determined by linear interpolation between the two values. If the actual Hour-to-Cycle ratio is less than 4.0 to 1.0 or greater than
            8.0 to 1, then this table will be expanded to cover the actual range. Upon any adjustment pursuant to the foregoing provision, the "Total Per Flight Hour Charge" as set forth in Section B.1 shall also be adjusted to reflect the difference in the Engine component thereof.

            The rate set forth in Section B.1.d with respect to the charge per Flight Hour for Line Maintenance Services in respect to the Engines is also based on the assumption that the corresponding rate in the Engine Maintenance Agreement ESI-98-2098 between GE Engine Services, Inc. and Continental covering General Electric CF6-50C2 Engines remains at the rate in effect on the date hereof. In the event that such rate is adjusted upward or downward, Maintenance Provider shall promptly notify Customer of the change and the per Flight Hour charge for Line Maintenance Services in respect of the Engines shall be adjusted by a like amount.

**    4.    Adjustments to APU per Flight Hour Charge

            The actual hours used by APUs shall be determined each month. If the APU hours multiplied by $____ is greater or less than the number of flight hours flown by the Aircraft multiplied by $_____, then Continental shall remit credit or debit to the Customer for such excess or credit.

        EXHIBIT B SCHEDULE OF TIME AND MATERIAL CHARGES FOR ADDITIONAL
                          SERVICES, AOG SERVICES AND
                           HEAVY MAINTENANCE CHECKS

A.    LABOR RATES FOR CONTINENTAL EMPLOYEES*

The current labor rates applicable to Additional Services performed and Heavy Maintenance Checks overseen and prepared by Continental employees are as follows:

      1.    Standard Basic Hourly Labor Rate

            Straight Time           $_____
            Time and a Half         $_____
            Double Time             $_____
            Double Time and a Half  $_____

      2.    Field Team Basic Hourly Labor Rate

            Straight Time           $_____  plus  travel and  lodging at cost
                                            and per diem
            Time and a Half         $_____
            Double Time             $_____
            Double Time and a Half  $_____

      3.    Field Team -- Management Personnel

            Straight Time           $_____
            Time and a Half         $_____
            Double Time             $_____
            Double Time and a Half  $_____

      4.    Engineering Hourly Labor Rate

            Straight Time           $_____

      5.    Heavy Maintenance Representative

            Straight Time           $_____ per day
            Per Diem                $_____
            Lodging                 $_____ per day

      6.    Heavy Maintenance Quality Assurance Representative

            Straight Time           $_____ per day
            Per Diem                $_____
            Lodging                 $_____ per day

The labor rates above may be adjusted for inflation (indexed to the Consumer Price Index published by the U.S. Department of Labor) not more than once in any calendar year. For items 1, 2 and 3 above, the basic hourly rate for personnel based in Hawaii or dispatched from Hawaii shall be increased by ___%. For items 5 and 6 above, Continental shall allocate such charges on a reasonable basis if the personnel assigned to the Aircraft are concurrently assigned to monitor other aircraft in the facility.

The engineering labor rate may be charged, if and to the extent authorized by Customer in writing, for the development of non-standard Repairs and to satisfy other extraordinary engineering requirements.

B.    NONDESTRUCTIVE TESTING (NDT) FOR CONTINENTAL EMPLOYEES

      1. Maintenance Provider will charge $_____ per man-hour for ultrasonic, eddy-current, dye penetrant, and magnetic particle testing, plus $_____ for tooling per event.

      2. Maintenance Provider will charge $_____ per man-hour for X-ray inspections, plus film, plus $_____ for tooling per event.

C.    LABOR RATES FOR NON-CONTINENTAL EMPLOYEES

Engineering services and labor for Additional Services and Nondestructive Testing obtained from outside vendors to perform Services required beyond the capacity or capability of Maintenance Provider, if and to the extent authorized by Customer in writing, will be charged at invoice. Charges related to engineering services performed by such outside vendors shall include travel, lodging, and per diem, and other directly related expenses when applicable.

D.   CONTRACTOR-FURNISHED SUPPLIES, MATERIALS, AND COMPONENTS.

      1.    Purchased Parts and Materials

            Maintenance Provider will charge vendor invoice without additional mark-ups by Maintenance Provider.

      2.    Maintenance Provider-Stocked Parts and Materials

            For all Parts and Materials, Maintenance Provider will charge replacement cost plus a _____% mark-up.

E.    OUTSIDE VENDOR SERVICES

            Services provided by outside vendors will be charged at invoice without additional mark-ups by Maintenance Provider.

F.    FREIGHT

      Invoiced at actual cost, without mark-up from Continental and shall include any freight charges incurred in shipping any Parts or Engines which result from an AOG Aircraft (unless under the terms of the applicable warranty charges associated with such AOG Aircraft are for the account of Maintenance Provider or the relevant third party vendor) or which are incurred in shipping an Engine to or from Hawaii, if required to support an unscheduled Engine change in Hawaii. If it is impracticable to schedule an Engine change in Los Angeles, Customer shall reimburse Maintenance Provider for one-half of the freight charges incurred in shipping any parts or Engines to or from Hawaii required to support a scheduled Engine change in Honolulu.

F.    STORAGE OF CUSTOMER-FURNISHED MATERIAL

      No charge for storage will be imposed when the quantity of Customer-Furnished Material is reasonable, taking into consideration the Services that Maintenance Provider has been requested to perform and availability of storage space. Taxes, insurance, and other direct costs relating to such storage will be passed through to Customer at actual cost, without mark-up.

G.    TRANSPORTATION -- FLIGHT CREW

      Flight crew transportation will be Customer's responsibility, but Maintenance Provider will provide flight crew transportation between the nearest commercial airport and the location where Services are performed, if requested, at no charge, if available, at no cost to Continental from the outside vendor performing the Heavy Maintenance Check.

H.    TRAVEL EXPENSES

      Reasonable travel and per diem expenses will be charged at actual cost, without mark-up.

      * The specified labor rates apply to all direct personnel, such as working leads, inspectors, mechanics, parts coordinators, and painters.

                     EXHIBIT CSTATEMENT OF WORKNo._______

CHECK ONE OF THE FOLLOWING AND COMPLETE AS APPROPRIATE:

______ Aircraft Registration Number __________ and Serial Number__________
       (which shall include the engines installed thereon)

______ Model GE CF6-50C2 Engine Serial Number _______ (not installed on
       Aircraft)

COMPLETE FOLLOWING DATA:

Delivery Date __________________

Scheduled Redelivery Date ___________________

Location of Work:  _____________________

A. Services requested in respect of the above-referenced Aircraft are set forth on Exhibit A attached hereto and incorporated herein.

B.    Designated  Customer  Representative  (if  separately  identified  as of
      Delivery
      Date):__________________________________________________________________

Customer:                           Maintenance Provider:

HAWAIIAN AIRLINES, INC.       CONTINENTAL AIRLINES, INC.

By:  ________________________       By:  _________________________
Name: ______________________        Name: _______________________
Title:_______________________       Title:________________________

By:  ________________________
Name:  ______________________
Title:  _______________________

                        EXHIBIT A TO STATEMENT OF WORK

                                         Pricing of Work
                                         (Initial Conversion Services,
                                                   or
Description of Work                       Additional Services)
-------------------                       --------------------

                                  EXHIBIT D
                         DELIVERY/REDELIVERY RECEIPT

      Date: ________________________
      Time: ________________________
      Location:  _____________________

Received from Customer/Maintenance Provider, pursuant to the Aircraft Maintenance and Modification Services Agreement dated as of the ___________ day of ________________, ______, between Maintenance Provider and Customer, the following items:

______   Aircraft      Reg. No: ______________     Mftrs. Serial No. ___________

______   Engine        Model:   General Electric   Mftrs. Serial No. ___________
                                CF6-50C2

Total Fuel on Aircraft: _______________Lbs.

Delivered by:      _____________________

Title:            ______________________

Received by:      ______________________

Title:            ______________________

                                    EXHIBIT E

                         LOOSE EQUIPMENT INVENTORY LIST

Customer/Maintenance Provider acknowledges receipt of the following manuals, certificates, and items of loose equipment on board the Aircraft bearing Manufacturer's Serial No. __________ and FAA Registration No. _____________, and delivered to Maintenance Provider by Customer on the __________day of ________________, 19____, at _________(AM/PM).

ITEM                                      QUANTITY       INITIALS
                                                         (Maint.Fac./Customer)

A.  MANUALS

1. ___________________________________    ________       ______/_________
2. ___________________________________    ________       ______/_________
3. ___________________________________    ________       ______/_________
4. ___________________________________    ________       ______/_________
5. ___________________________________    ________       ______/_________
6. ___________________________________    ________       ______/_________
7. ___________________________________    ________       ______/_________
8. ___________________________________    ________       ______/_________

B.  CERTIFICATES

1. ___________________________________    ________       ______/_________
2. ___________________________________    ________       ______/_________
3. ___________________________________    ________       ______/_________
4. ___________________________________    ________       ______/_________
5. ___________________________________    ________       ______/_________
6. ___________________________________    ________       ______/_________
7. ___________________________________    ________       ______/_________
8. ___________________________________    ________       ______/_________

ITEM                                      QUANTITY       INITIALS(Maint.
                                                         Fac./Customer)

C.   LOOSE EQUIPMENT

1. ___________________________________    ________       ______/_________
2. ___________________________________    ________       ______/_________
3. ___________________________________    ________       ______/_________
4. ___________________________________    ________       ______/_________
5. ___________________________________    ________       ______/_________
6. ___________________________________    ________       ______/_________
7. ___________________________________    ________       ______/_________
8. ___________________________________    ________       ______/_________

D.  SPARE PARTS

     PART NO.     DESCRIPTION       MFR.          QUANTITY      INITIALS
                                                               (MAINT. FAC./
                                                                Customer)
1. ___________    ______________    __________    ________       ______/________
2. ___________    ______________    __________    ________       ______/________
3. ___________    ______________    __________    ________       ______/________
4. ___________    ______________    __________    ________       ______/________
5. ___________    ______________    __________    ________       ______/________
6. ___________    ______________    __________    ________       ______/________
7. ___________    ______________    __________    ________       ______/________
8. ___________    ______________    __________    ________       ______/________

CUSTOMER'S   DESIGNATED            MAINTENANCE   PROVIDER'S  AUTHORIZED
CUSTOMER REPRESENTATIVE            REPRESENTATIVE



BY:    ___________________________  BY:    ___________________________

NAME:  ___________________________  NAME:  ___________________________

TITLE: ___________________________  TITLE: ___________________________

                                  EXHIBIT F

--------------------------------------------------------------------------------
                      WEEKLY AIRCRAFT STATUS SUMMARY
                      FOR HEAVY MAINTENANCE CHECKS

-----------------------------------              -------------------------------
AIRCRAFT REG. NO.:                               On Schedule?  Y        N
----------------------------------               -------------------------------

    Date:             Time:       Maintenance Function:

         ---------         --------    -------------------------------
                           ("C"  Check,  "D"  Check,   Corrosion  Prevention  &
                             Control Program, etc.)

-------------------------------------------------------------------------------
Induction date:
                                                         --Via Fax--
-----------------                                 -----------------------
Sched. Departure Date:

                       -------------
Sched. Ground Time:                 Days        To:

                       -------------                 -----------------------
Elapsed Time:                      Days

                       -------------
Time Remaining:                    Days        From:

                       -------------                 -----------------------


Routine Cards:    #                        Non-Routine             #
                                           Cards--Total:
                  -----------------                                -------------
Routine     Cards #                        Non-Routine       Cards #
(Open):                                    (Open):
                  -----------------                                -------------
Routine     Cards #                        Non-Routine       Cards #
(Closed):                                  (Closed):
                  -----------------                                -------------
Routine Cards--                            Non-Routine Cards--
    % Complete:            %                     %Complete:                 %

                  -----------------                                -------------
                                           Non-Routine       Cards
                                           Written
                                              in past 24 hours:    #

                                                                   -------------
Routine Man-hrs Estimate:                  Non-Routine     Man-hrs
                                           Estimate:

-----------------------------------                                -------------
Routine Man-hrs Expended:                  Non-Routine     Man-hrs
                                           Expended:

-----------------------------------                                -------------

TOTAL NON-ROUTINE TASKS

    OVER 125 MAN-HOURS:            Man-hours             Material      $
                                   Used:                 Cost:
                           --------            ----------              ---------

Non-Routine Tasks That Exceed 125
Man-hours:

1.                            M-hrs                 Mat. Cost:    $
                              Exp'd.:
    --------------------------            ----------              --------------
2.                            M-hrs                 Mat. Cost:    $
                              Exp'd.:
    --------------------------            ----------              --------------
3.                            M-hrs                 Mat. Cost:    $
                              Exp'd.:
    --------------------------            ----------              --------------

    Material Cost To           Actual:    $
    date
    (if  and  to  the
    extent  available
    from      outside
    vendors):

                                       ----------------------
                               Estimate:  $

                                       ----------------------
                               Total:     $

                                       ----------------------

    Man-hour  Scheduling by Skill, By
    Shift:

    A & P:            man-hrs. Paint:              man-hrs.  Misc.:
             ---------                 ------------                   ---------
    S/M:              man-hrs. C & I:              man-hrs.
             ---------                 ------------          ------------------
    R & E:            man-hrs. Eng. :              man-hrs.
             ---------                 ------------          ------------------
    ------------------
    Project Status:

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

                                    EXHIBIT G

                    ========================================
                              CUSTOMER WORK CHANGE
                                 AUTHORIZATION
                    ========================================

Aircraft Reg. No.                   Date:

Aircraft Serial No.                 o  Add:     ______

                                    o  Delete:  ______

                                    o  Change:  ______

In accordance with the terms and conditions of Aircraft Maintenance Services Agreement between Hawaiian Airlines and Continental Airlines and Statement of Work No. _______, the following change is hereby authorized:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

NEW SCHEDULED REDELIVERY DATE (if changed): ______________________________

Approved and Authorized by: ____________________________________________________
                               [Customer's Designated Customer Representative]

Approved and Accepted by:   ____________________________________________________
                                    [Maintenance Provider's Authorized

                                      I-1